UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement
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ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and Proxy Statement

Annual Meeting of Shareholders

Thursday, May 18, 2006

April 6, 2006

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ONEOK, Inc., which will be held at 10:00 a.m. CST on Thursday, May 18, 2006, at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma, 74103.

The matters to be voted on at the meeting are set forth in the attached notice of annual meeting of shareholders and are described in the attached proxy statement. A copy of our 2005 annual report to shareholders is also enclosed. A report on our 2005 results will be presented at the meeting.

We look forward to greeting as many of our shareholders as possible at the annual meeting. However, we know that most of our shareholders will be unable to attend the meeting. Therefore, proxies are being solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy by signing, dating, and returning the enclosed proxy card. Shareholders whose stock is registered in their name may also authorize a proxy over the Internet or by telephone. Instructions for using these convenient services are included in the proxy statement and on the proxy card.

Regardless of the number of shares you own, your vote is important. I urge you to submit your proxy as soon as possible so that you can be sure your shares will be voted.

Thank you for your continued support.

Very truly yours,

David Kyle

Chairman of the Board, President,

and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2006

To the Shareholders of ONEOK, Inc.

The 2006 annual meeting of shareholders of ONEOK, Inc., an Oklahoma corporation, will be held at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma, 74103, on May 18, 2006, at 10:00 a.m. CST, for the following purposes:

(1)	to elect four class C directors to serve a three-year term;

(2)	to ratify the selection of KPMG LLP as independent auditor of ONEOK, Inc., for the year ended December 31, 2006;

(3)	to consider one shareholder proposal, if properly presented at the meeting; and

(4)	to transact such other business as may properly come before the meeting or any adjournment of the meeting.

These matters are described more fully in the accompanying proxy statement.

Only shareholders of record at the close of business on March 21, 2006, are entitled to notice of and to vote at the annual meeting.

Your vote is important, as is the vote of every shareholder. The Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting. To make it easier for you to vote, Internet and telephone voting are available. The instructions in the accompanying proxy statement and attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed, postage-paid envelope.

You may revoke your proxy at any time by following the procedures in the accompanying proxy statement.

By order of the Board of Directors,

Eric Grimshaw

Secretary

Tulsa, Oklahoma

April 6, 2006

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares, via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

PROXY STATEMENT

This proxy statement describes important issues affecting our company and is furnished in connection with the solicitation of proxies by our Board of Directors for use at our 2006 annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. The approximate date of the mailing of this proxy statement and accompanying proxy card is April 6, 2006.

Unless we otherwise indicate or unless the context requires otherwise, all references in this proxy statement to “we,” “our,” “us,” or the “company” or similar references mean ONEOK, Inc. and its predecessors and subsidiaries, unless the context indicates otherwise.

ABOUT THE ANNUAL MEETING

Who may attend the annual meeting?    All shareholders who held shares of our common stock at the close of business on March 21, 2006, may attend. If your shares are held in the name of a broker, bank, or other holder of record, often referred to as “in street name,” bring a copy of your brokerage account statement or a proxy card which you can get from your broker, bank, or other holder of record of your shares.

How do I vote?    If you were a shareholder of record at the close of business on the record date of March 21, 2006, you have the right to vote your shares in person at the meeting or to appoint a proxy through the Internet, by telephone, or by mail. The Internet and telephone methods of voting are generally available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. You may revoke your proxy any time before the annual meeting. Please help us save time and postage costs by appointing a proxy via the Internet or by telephone.

When you appoint a proxy via the Internet, by telephone, or by mailing a proxy card, you are appointing David L. Kyle and John R. Barker as your representatives at the annual meeting, and they will vote your shares as you have instructed them.

To appoint a proxy, please select from the following options:

1.	Via the Internet
•	Go to the web site at http://www.cesvote.com, 24 hours a day, 7 days a week.
•	Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.
•	Follow the simple instructions.
•	Appointing a proxy through the Internet is also available to shareholders who hold their shares in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan and the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.
•	If you appoint a proxy via the Internet, you do not have to mail your proxy card.

2.	By telephone
•	On a touch-tone telephone, call toll-free 1-888-693-8683, 24 hours a day, 7 days a week.
•	Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.
•	Follow the simple recorded instructions.
•	Appointing a proxy by telephone is also available to shareholders who hold their shares in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan and the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.
•	If you appoint a proxy by telephone, you do not have to mail your proxy card.

3.	By mail
•	Mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope.
•	If you return a signed card but do not provide voting instructions, your shares will be voted for proposal number 1 and proposal number 2 and against proposal number 3 at the meeting.

What if my shares are held by my broker or bank?     If your shares are held in a brokerage account or by a bank or other holder of record, your shares are considered to be held in street name. The Notice of Annual Meeting, proxy statement and our 2005 Annual Report to Shareholders should have been forwarded to you by your broker, bank, or other holder of record together with a voting instruction card. You have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card you received or by following any instructions provided for voting on the Internet or by telephone.

How do I revoke my proxy?    You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying our corporate secretary in writing;
(2)	authorizing a different proxy via the Internet;
(3)	authorizing a different proxy by telephone;
(4)	returning a later-dated proxy card; or
(5)	voting in person.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided only in accordance with revocation instructions provided by the broker, bank, or other holder of record.

Is my vote confidential?    Proxy cards, ballots, and voting tabulations that identify individual shareholders are mailed and returned directly to our stock transfer agent which is responsible for tabulating the vote in a manner that protects your voting privacy. It is our policy to protect the confidentiality of shareholder votes throughout the voting process. The vote of any shareholder will not be disclosed to our directors, officers, or employees, except:

(1)	to meet legal requirements;
(2)	to assert or defend claims for or against us; or
(3)	in those limited circumstances where
(a)	a proxy solicitation is contested;
(b)	a shareholder writes comments on a proxy card; or
(c)	a shareholder authorizes disclosure.

Both the tabulators and the inspectors of election have been, and will remain, independent of us. This policy does not prohibit shareholders from disclosing the nature of their votes to our directors, officers, or employees, or prevent us from voluntarily communicating with our shareholders, ascertaining which shareholders have voted, or making efforts to encourage shareholders to vote.

How is common stock held in our Thrift Plan voted?    If you hold shares of our common stock through our Thrift Plan, in order for your Thrift Plan shares to be voted as you wish, you must instruct the Thrift Plan’s trustee, Bank of Oklahoma, N.A., how to vote those shares by providing your instructions electronically via the Internet, by telephone, or by mail. If you fail to provide your instructions or if you return an instruction card with an unclear voting designation, or with no voting designation at all, then the trustee will vote the shares in your account in proportion to the way the other participants in our Thrift Plan vote their shares. Thrift Plan votes receive the same confidentiality as all other shares voted.

How will shares for which a proxy is appointed be voted on any other business conducted at the annual meeting that is not described in this proxy statement?    Although we do not know of any business to be considered at the 2006 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to David L. Kyle, our Chairman of the Board, President, and Chief Executive Officer, and John R. Barker, our Senior Vice President, General Counsel, and Assistant Secretary to vote on these matters at their discretion.

What shares are included on the proxy card(s)?    The shares included on your proxy card(s) represent ALL of your shares, including those shares held in our Direct Stock Purchase and Dividend Reinvestment Plan, but excluding shares held for your account by Bank of Oklahoma, N.A., as trustee for our Thrift Plan. If you do not authorize a proxy via the Internet, by telephone, or by mail, your shares, except for those held in our Thrift Plan, will not be voted. Please refer to the discussion above for an explanation of the voting procedures for your shares held by our Thrift Plan.

What does it mean if I receive more than one proxy card?    If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?    We are following a rule of the Securities and Exchange Commission that permits us to send a single copy of the proxy statement and annual report to a household if the shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to utilize this rule unless the shareholder provided an objection. Shareholders continue to receive a separate proxy card for each stock account. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will promptly deliver multiple copies for some or all accounts upon your request, either by calling UMB Bank, N.A. at 1-866-235-0232, or by providing written instructions to UMB Bank, P.O. Box 410064, Kansas City, MO 64141-0064. You also may contact us in the same manner if you are receiving multiple copies of the proxy statement and annual report in your household and desire to receive a single copy. If you are not a registered shareholder and your shares are held by a broker or bank, you will need to call that entity to revoke your election and receive multiple copies of these documents.

What out-of-pocket costs will we incur in soliciting proxies?    Morrow & Co., Inc. will assist us in the distribution of proxy materials and solicitation of votes for a fee of $8,500, plus out-of-pocket expenses. We also reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding proxy materials to shareholders. We will pay all costs of soliciting proxies.

Who is soliciting my proxy?    Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2006 annual meeting of shareholders. Certain of our directors, officers, and employees also may solicit proxies on our behalf in person or by mail, telephone, or fax.

OUTSTANDING STOCK AND VOTING

Voting

Only shareholders of record at the close of business on March 21, 2006, are entitled to receive notice of and to vote at the annual meeting. As of that date, 117,257,059 shares of our common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of shareholders at the meeting. No other class of our stock is entitled to vote on matters to come before the meeting.

Shareholders of record may vote in person or by proxy at the annual meeting. All properly submitted proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the voting instructions contained on the proxy. Shares for which signed proxies are submitted without voting instructions will be voted (except to the extent they constitute broker “non-votes”) (1) FOR Proposal 1 to elect the nominees for director proposed by our Board of Directors, (2) FOR Proposal 2 to ratify the selection of KPMG LLP as our independent auditor for the year ending December 31, 2006, and (3) AGAINST Proposal 3 to separate the positions of Chairman of the Board and Chief Executive Officer. In connection with any other business that may properly come before the meeting, proxies will be voted in the discretion of the persons named in the proxy. The persons named as proxies were designated by our Board. The term broker “non-votes” refers to proxies submitted by brokers that do not contain voting instructions on a particular matter.

To vote shares held through a broker, bank, or other holder of record, a shareholder must provide voting instructions to his or her broker, bank, or other holder of record. Brokerage firms, banks, and other fiduciaries are required to request voting instructions for shares they hold on behalf of their customers and others. We encourage you to provide instructions to your brokerage firm, bank, or other holder of record on how to vote your shares. If you do not provide voting instructions to your brokerage firm, your brokerage firm will be permitted under the rules of the New York Stock Exchange to vote your shares on Proposals 1 and 2 at its discretion or leave your shares unvoted on those proposals, but may not vote your shares on Proposal 3.

Our stock transfer agent will be responsible for tabulating and certifying the votes cast at the meeting.

Quorum

The holders of a majority of the shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the annual meeting. Shares for which completed proxies are submitted without voting instructions, including broker “non-votes” and abstentions, will be counted as present for purposes of determining whether there is a quorum at the annual meeting.

If a quorum is not present at the scheduled time of the meeting, the shareholders who are present in person or by proxy may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice will be given except that if the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice will be given to each shareholder entitled to notice and to vote at the meeting.

Matters to be Voted Upon

At the annual meeting, the following matters will be voted upon:

(1)	a proposal to elect four class C directors as members of our Board of Directors to serve a three-year term (Proposal 1);

(2)	a proposal to ratify the selection of KPMG LLP as our independent auditor for the year ending December 31, 2006 (Proposal 2);

(3)	if properly presented, a shareholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer (Proposal 3); and

(4)	such other business as may properly come before the meeting or any adjournment of the meeting, although we know of no other matters that are likely to be brought before the annual meeting.

Votes Required

Proposal 1—Election of Directors. In accordance with our by-laws, directors will be elected by a plurality of the votes cast at the meeting. Broker “non-votes” with respect to the election of directors will not be counted as votes cast.

Proposal 2—Ratification of Selection of KPMG LLP as Independent Auditor. In accordance with our by-laws, approval of the proposal to ratify the selection of KPMG LLP as our independent auditor for the year ending December 31, 2006, requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” with respect to the ratification of the selection of KPMG LLP will not be counted as votes cast or as abstentions.

Proposal 3—Separation of the positions of Chairman of the Board and Chief Executive Officer. In accordance with our by-laws, approval of the shareholder proposal, if properly presented, to separate the positions of Chairman of the Board and Chief Executive Officer requires the affirmative vote of a majority of the shares of common stock voting or abstaining on this proposal at the meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” with respect to the shareholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer will not be counted as votes cast or as abstentions.

Revoking a Proxy

Any shareholder may revoke his or her proxy at any time before it is voted at the meeting by (1) delivering a proxy card bearing a later date, (2) filing with our corporate secretary a written notice of revocation (the mailing address of our corporate secretary is 100 West Fifth Street, Tulsa, Oklahoma 74103), (3) authorizing a different proxy via the Internet, (4) authorizing a different proxy by telephone, or (5) voting in person at the meeting. A shareholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided in accordance with the revocation instructions provided by the broker, bank, or other holder of record.

Proxy Solicitation

Solicitation of proxies will be primarily by mail and telephone. We have engaged Morrow & Co., Inc. to solicit proxies for a fee of $8,500, plus out-of-pocket expenses. In addition, our officers, directors, and employees may solicit proxies on our behalf in person or by mail, telephone, and facsimile transmission, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding proxy materials to beneficial owners of our common stock.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

In 1999, our Board of Directors adopted corporate governance guidelines. Key areas of the guidelines are: director qualification standards, including the requirement that a majority of our directors be “independent”; director responsibilities; director access to management; director compensation; management succession; evaluation of performance of our Board; and structure and operations of our Board. Our Board periodically reviews our corporate governance guidelines and may revise the guidelines from time to time as conditions warrant. The full text of our corporate governance guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

Code of Business Conduct

Since 1998, we have had a code of business conduct which applies to our directors, officers (including our principal executive and financial officers, principal accounting officer, controller, and other persons performing similar functions) and all other employees. We require all directors, officers, and employees to adhere to our code of business conduct in addressing the legal and ethical issues encountered in conducting their work for the company. Our code of business conduct requires that our directors, officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. All directors, officers, and employees are required to report any conduct that they believe to be an actual or apparent violation of our code of business conduct.

The full text of our code of business conduct is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request. We intend to disclose on our web site future amendments to, or waivers from, our code of business conduct, as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Complaint Procedures

Our Board of Directors has adopted procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The full text of these procedures, known as our whistleblower policy, is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

Director Independence

Our corporate governance guidelines provide that a majority of our Board will be “independent” under the applicable independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. These guidelines and the rules of the New York Stock Exchange provide that, in qualifying a director as independent, the Board must make an affirmative determination that the director has no material relationship with our company either directly or as a partner, shareholder, or officer of an organization that has a relationship with our company.

Our Board has affirmatively determined that its members William M. Bell, James C. Day, William L. Ford, Bert H. Mackie, Pattye L. Moore, Douglas Ann Newsom, Gary D. Parker, and Eduardo A. Rodriguez have no material relationship with our company and each otherwise qualifies as “independent” under our corporate governance guidelines, our director independence guidelines, and the rules of the New York Stock Exchange. Accordingly, 80 percent of our Board members are independent. The determination that the above named members of our Board have no material relationship with our company was made by the Board in accordance with the director independence guidelines adopted by our Board. These guidelines specify the types of relationships the Board has determined are categorically immaterial. The full text of our director independence guidelines is published on and may be printed from our website at www.oneok.com and is also included in this proxy statement as Appendix A. Directors who meet these standards are considered to be “independent.”

With respect to the Board’s determination regarding the independence of William L. Ford, the Board specifically determined that our sale of natural gas to Shawnee Milling Company, of which Mr. Ford is President, is an immaterial relationship and does not preclude a determination of Mr. Ford’s independence on the basis that the gas sales are in the ordinary course of business on substantially the same terms as comparable third party transactions with non-affiliates, and the sales are immaterial in amount to both our company and to Mr. Ford’s company.

Board and Committee Membership

Our business, property, and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman of the Board and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and facilities, and by participating in meetings of the Board and its committees.

During 2005, the Board held eight regular meetings and two special meetings. All of our incumbent Directors attended at least 75 percent of all meetings of the Board and Board committees on which they served in 2005. In addition, all members of our Board attended our 2005 annual meeting of shareholders in Tulsa, Oklahoma on May 19, 2005. We strongly encourage each member of our Board to attend our annual meeting of shareholders.

The Board has four standing committees consisting of the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee, and the Executive Committee. The table below provides the current membership of our Board and each of our Board committees. Each member of our Audit Committee, Executive Compensation Committee, and Corporate Governance Committee is independent under our corporate governance guidelines, director independence guidelines, and the rules of the New York Stock Exchange.

Director	Audit		Executive Compensation		Corporate Governance		Executive
William M. Bell	X				X
James C. Day	X		X
William L. Ford			X		X
David L. Kyle							X	*
Bert H. Mackie			X	*			X
Pattye L. Moore					X	*	X
Douglas Ann Newsom	X		X
Gary D. Parker	X	*					X
Eduardo A. Rodriguez	X				X
Mollie B. Williford
*Chair

Our Board has adopted written charters for each of its Audit, Executive Compensation, Corporate Governance, and Executive Committees. Copies of the charters of each of these committees are available on and may be printed from our website at www.oneok.com and are also available from our corporate secretary upon request. The Audit Committee Charter is attached to this proxy statement as Appendix B. The responsibilities of our Board committees are summarized below. From time to time the Board, in its discretion, may form other committees.

The Audit Committee.    Under the terms of its charter, the Audit Committee is to meet at least four times each year, including periodic meetings held separately with each of management, our internal auditor, and our independent auditor. The Audit Committee held seven meetings in 2005. The Audit Committee represents and assists the Board with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and the independent auditor. In addition, the Committee is responsible for:

•	appointing, compensating, retaining, and overseeing our independent auditor;

•	reviewing the scope, plans, and results relating to our internal and external audits and our financial statements;

•	reviewing our financial condition;

•	monitoring and evaluating the integrity of our financial reporting processes and procedures;

•	assessing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures, including, but not limited to, internal controls over financial reporting and disclosure controls and procedures;

•	reviewing our policies on ethical business conduct and monitoring our compliance with those policies; and

•	monitoring our litigation and legal costs.

Our independent auditor reports directly to our Audit Committee. All members of our Audit Committee are “independent” under the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission applicable to audit committee members. The Board has determined that William M. Bell, Gary D. Parker, and James C. Day are each a financial expert under the applicable rules of the Securities and Exchange Commission.

The Executive Compensation Committee.    Our Executive Compensation Committee is responsible for establishing and periodically reviewing the Company’s executive compensation policies and practices. This responsibility includes:

•	discharging the Board’s responsibilities relating to compensation and benefits administration of our employees;

•	evaluating the performance, and recommending to the Board the compensation of our Chief Executive Officer and principal executive officers and such other officers as the committee may determine;

•	reviewing our executive compensation programs to ensure the attraction, retention, and appropriate compensation of executive officers in order to motivate their performance in the achievement of our business objectives, and to align their interests with the long-term interests of our shareholders; and

•	reviewing and making recommendations to the Board on executive and director compensation, personnel policies, programs, and plans.

The Committee employs a compensation consultant to assist in the evaluation of the compensation of our Chief Executive Officer and other officers. The compensation consultant reports directly to the Committee. For more information on executive compensation, see the 2006 Report of the Executive Compensation Committee included elsewhere in this proxy statement. Under the terms of its charter, the Executive Compensation Committee is to meet at least two times each year. The Committee held five meetings in 2005.

The Corporate Governance Committee.    Our Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function, and needs of the Board. This responsibility includes:

•	identifying and recommending qualified director candidates, including qualified director candidates suggested by our shareholders in written submissions to our corporate secretary in accordance with our corporate governance guidelines and our by-laws;

•	making recommendations to the Board with respect to electing directors and filling vacancies on the Board;

•	reviewing and making recommendations to the Board with respect to the organization, structure, size, composition, and operation of the Board and its committees;

•	adopting plans and policies for management succession and development;

•	adopting an effective process for director selection and tenure by making recommendations on the Board’s organization and practices and by aiding in identifying and recruiting director candidates; and

•	reviewing and making recommendations with respect to other corporate governance matters.

Under the terms of its charter, the Corporate Governance Committee is to meet at least two times each year. The Committee held six meetings in 2005.

The Executive Committee.    In the intervals between meetings of our Board of Directors, the Executive Committee may, except as otherwise provided in our certificate of incorporation, exercise the powers and authority of the full Board in the management of our property, affairs, and business. The function of this committee is to act on major matters where it deems action appropriate, providing a degree of flexibility and ability to respond to time-sensitive business and legal matters without calling a special meeting of our full Board. This committee reports to the Board at its next regular meeting on any actions taken. The Committee held two meetings in 2005.

Director Nominations

Our corporate governance guidelines provide that the Board is responsible for nominating candidates for Board membership, and delegates the screening process to the Corporate Governance Committee of the Board. This Committee, with recommendations and input from the other directors and, to the extent provided, from shareholders, will evaluate the qualifications of each director candidate and assess the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. This Committee is responsible for recommending to the full Board candidates for nomination by the Board for election as members of our Board.

Candidates for nomination by the Board, including candidates recommended by our shareholders, must be committed to devote the time and effort necessary to be productive members of the Board and should possess the level of education, experience, sophistication, and expertise required to perform the duties of a member of a Board of Directors of a public company of our size and scope. In nominating candidates, the Board will endeavor to establish director diversity in personal background, race, gender, and age. The Board also seeks to maintain a mix that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; industry knowledge; crisis response; leadership; strategic vision; law; and corporate relations.

The Corporate Governance Committee’s charter provides that the Committee has the responsibility to search for, recruit, screen, interview, and select candidates for the position of director as necessary to fill vacancies on the Board or the additional needs of the Board, and to consider management and shareholder recommendations for candidates for nomination by the Board. In carrying out this responsibility, the Committee evaluates the qualifications and performance of incumbent directors and determines whether to recommend them for re-election to the Board. In addition, the Committee determines, as necessary, the portfolio of skills, experience, diversity, perspective, and background required for the effective functioning of the Board considering our business strategy and our regulatory, geographic, and market environments. The Committee has also in the past retained a third-party search consultant to assist the Committee from time to time in identifying and evaluating qualified director candidates.

Our corporate governance guidelines contain a policy regarding the Committee’s consideration of prospective director candidates recommended by shareholders for nomination by our Board. Under this policy, any shareholder who wishes to recommend a prospective candidate for nomination by our Board for election at our 2007 annual meeting should send a letter of recommendation to our corporate secretary at our principal executive offices no later than September 30, 2006. The letter should include the name, address, and number of shares owned by the recommending shareholder (including, if the recommending shareholder is not a shareholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the proxy rules of the Securities Exchange Commission), the prospective candidate’s name and address, a description of the prospective candidate’s background, qualifications and relationships, if any, with our company, and all other information necessary for our Board to determine whether the prospective candidate meets the independence standards under the rules of the New York Stock Exchange and our director independence guidelines. A signed statement from the prospective candidate should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director. The Committee evaluates prospective candidates recommended by shareholders for nomination by our Board in light of the factors set forth above.

Neither the Committee, the Board, nor our company itself discriminates in any way against prospective candidates for nomination by the Board on the basis of age, sex, race, religion, or other personal characteristics. There are no differences in the manner in which the Committee or the Board evaluates prospective candidates based on whether or not the prospective candidate is recommended by a shareholder, provided that the recommending shareholder furnishes to the Company a letter of recommendation containing the information described above along with the signed statement of the prospective candidate referred to above.

In addition to having the ability to recommend prospective candidates for nomination by our Board, under our by-laws shareholders may themselves nominate candidates for election at an annual shareholders meeting. Any shareholder who desires to nominate candidates for election as directors at our 2007 annual meeting must follow the procedures set forth in our by-laws. Under these procedures, notice of a shareholder nomination for the election of a director must be received by our corporate secretary at our principal executive offices no earlier than 90 days and no later than 60 days before our 2007 annual meeting, so long as we announce the date of our 2007 annual meeting at least 70 days prior to the date of such meeting. Otherwise, our corporate secretary must receive notice of a shareholder nomination by the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed or the day on which public announcement is made. In accordance with our by-laws, a shareholder notice must contain certain information, including, as to such person whom the shareholder desires to nominate for election as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of our shares which are beneficially owned by such person on the date of such shareholder’s notice; and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required under the applicable rules of the Securities and Exchange Commission, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected. In addition, as to the shareholder giving the notice, the notice must set forth the name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee, and the class and number of our shares which are beneficially owned by such shareholder on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominee on the date of such shareholder’s notice.

Director Compensation

Annual Compensation.    Compensation for our non-management directors for the year ended December 31, 2005, consisted of an annual cash retainer of $30,000, a stock retainer of 2,000 shares of our common stock, and meeting fees of $1,500 for each Board or committee meeting attended in person or $750 for each Board or committee meeting attended by telephone. In addition, the chair of our Audit Committee received an additional annual cash retainer of $10,000 and a stock retainer of 250 shares of our common stock. Each chair of our Executive Compensation and Corporate Governance Committees received an additional annual cash retainer of $3,500 and a stock retainer of 250 shares of our common stock.

A director who is also an officer or employee receives no compensation for his or her service as a director or as a member of a committee of our Board. The following table sets forth the compensation paid to our non-management directors in 2005.

2005 DIRECTOR COMPENSATION

Director	Total	Annual Board/Committee Retainer Paid in Cash	Board and Committee Meeting Fees Paid in Cash	Stock Awards(1)	All Other Compensation(2)
William M. Bell	$117,350	$15,000	$13,500	$—	$88,850
James C. Day (3)	$109,487	$13,958	$13,125	$55,321	$27,083
Julie H. Edwards (4)	$89,987	$27,917	$6,750	$55,321	$—
William L. Ford	$115,850	$—	$—	$—	$115,850
Bert H. Mackie	$126,894	$—	$25,500	$41,044	$60,350
Pattye L. Moore	$124,644	$—	$—	$—	$124,644
Douglas Ann Newsom	$115,850	$21,000	$25,500	$63,350	$6,000
Gary D. Parker	$134,894	$35,500	$27,000	$—	$72,394
Eduardo A. Rodriguez (3)	$90,400	$8,667	$28,500	$48,900	$4,333
Mollie B. Williford (5)	$100,850	$—	$—	$100,850	$—
Total	$1,126,206	$122,042	$139,875	$364,786	$499,504

(1)	Includes (a) the value of the non-deferred portion of the annual retainer of 2,000 shares of our common stock issued to each director, (b) the value of the non-deferred portion of the annual retainer of 250 shares of our common stock issued to each director who serves as chair of a Board committee, and (c) the value of shares of our common stock received, at the election of the director, in lieu of cash annual retainers and cash meeting fees. In each case the value is based on the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date of issue.

(2)	Includes the value of Board and Committee retainers and meeting fees deferred to phantom stock under our Deferred Compensation Plan for Non-Employee Directors as described below under “Deferred Compensation Plan.” The value of share retainers deferred is based on the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date the shares would have been issued had they not been deferred.

(3)	Reflects reduction in 2005 annual cash and stock retainers paid to Messrs. Day and Rodriquez due to payment of such amounts to them in 2004.

(4)	Ms. Edwards resigned from the Board effective July 1, 2005.

(5)	Ms. Williford is not a member of any Board committee.

All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. We also provide business travel accident insurance for non-employee directors. The policy provides $100,000 of death or dismemberment coverage to each non-employee director.

Deferred Compensation Plan.    Non-employee directors may defer all or a part of their annual cash retainer, annual stock retainer, and meeting fees under our Deferred Compensation Plan for Non-Employee Directors. During the year ended December 31, 2005, approximately $499,504 of the total amount payable for directors’ fees was deferred, at the election of eight of our directors, under our Deferred Compensation Plan for Non-Employee Directors. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral. Phantom stock deferrals are treated as though the deferred amount is invested in our common stock at the fair market value on the date earned. Phantom stock earns the equivalent of dividends declared on our common stock, reinvested in shares of our common stock based on the fair market value of our common stock on the payment date of each common stock dividend. The shares of our common stock reflected in a non-employee director’s phantom stock account are issued to the director under our Long-Term Incentive Plan on the last day of the director’s service as a director or a later date selected by the director. Cash deferrals earn interest at a rate equal to Moody’s Corporate Bond Yield AAA Average on the first business day of the plan year, plus 100 basis points.

The following table sets forth for each non-management director the amount of director compensation deferred during 2005 and cumulative deferred compensation as of December 31, 2005.

Director	Board Fees Deferred to Phantom Stock in 2005(1)(2)	Total Board Fees Deferred to Phantom Stock at December 31, 2005(2)	Total Cash Deferrals at December 31, 2005(3)
William M. Bell	$88,850	$437,420	$—
James C. Day	$27,083	$27,556	$—
Julie H. Edwards (4)	$—	$—	$—
William L. Ford	$115,850	$675,507	$—
Bert H. Mackie	$60,350	$351,056	$—
Pattye L. Moore	$124,644	$317,651	$4,791
Douglas Ann Newsom	$6,000	$85,130	$—
Gary D. Parker	$72,394	$217,625	$—
Eduardo A. Rodriguez	$4,333	$11,627	$—
Mollie B. Williford	$—	$26,335	$—
Total	$499,504	$2,149,907	$4,791

(1)	During 2005, no director deferred board retainer or meeting fees under the cash deferral option.

(2)	Includes dividends paid on phantom stock and reinvested in additional shares of phantom stock based on the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date the dividend is paid.

(3)	Includes interest paid on cash deferrals at a rate equal to Moody’s Corporate Bond Yield AAA Average on the first day of the plan year, plus 100 basis points.

(4)	Ms. Edwards resigned from the Board effective July 1, 2005.

Stock Options.    We maintain a stock option plan for our non-employee directors under which options to purchase shares of our common stock may be granted to our non-employee directors. Options may be exercisable in full at the time of grant or may become exercisable in one or more installments. The plan also provides for restored options to be granted in the event a director surrenders shares of common stock that the director already owns in full or partial payment of the option price of an option being exercised and/or surrenders shares of common stock to satisfy withholding tax obligations incident to the exercise of an option. A restored option is for the number of shares surrendered by the optionee and has an option price equal to the fair market value of our common stock on the date on which the exercise of an option resulted in the grant of the restored option. Options are exercisable for a period of ten years after the date of grant of the option. In the event of termination of service as a non-employee director the options lapse, except in the case of retirement under the mandatory retirement provisions of our by-laws, in which case the retiring director may exercise the options at any time within three years from the date of retirement. In the event of death, the option may be exercised by the personal representative of the optionee at any time within three years from the date of death.

The following table sets forth the stock options held by our non-employee directors at December 31, 2005. No options were granted to non-employee directors during 2004 and 2005, except for Mr. Mackie who, in connection with his exercise of options, was granted a restored option in 2004 for 5,245 shares at an exercise price of $28.515, and two restored options in 2005 for 6,661 shares and 588 shares, both at an exercise price of $35.485, and Mr. Parker, who, in connection with his exercise of options, was granted a restored option in 2005 for 2,949 shares at an exercise price of $28.050.

DIRECTOR STOCK OPTIONS

Director	Shares Underlying Options Granted		Exercise Price	Expiration Date
William M. Bell	10,000		$23.6400	01-25-11
	10,000		$17.0450	01-17-12
	10,000		$17.2750	01-23-13

James C. Day (1)	—		$—	—

William L. Ford	10,000		$23.6400	01-25-11
	10,000		$17.0450	01-17-12
	10,000		$17.2750	01-23-13

Bert H. Mackie	10,000		$17.2750	01-23-13
	5,245	(2)	$28.5150	01-17-12
	6,661	(2)	$35.4850	01-25-11
	558	(2)	$35.4850	01-17-12

Pattye L. Moore	10,000		$18.2250	02-21-12
	10,000		$17.2750	01-23-13

Douglas Ann Newsom	10,000		$23.6400	01-25-11
	10,000		$17.2750	01-23-13

Gary D. Parker	6,500		$23.6400	01-25-11
	10,000		$17.0450	01-17-12
	10,000		$17.2750	01-23-13
	2,949	(2)	$28.0500	01-25-11

Eduardo A. Rodriguez (1)	—		$—	—

Mollie B. Williford	10,000		$19.8000	05-09-13

(1)	Messrs. Day and Rodriguez were not members of our board during years in which stock options were granted.

(2)	Restored options.

Compensation Committee Interlocks and Insider Participation

During 2005, our Executive Compensation Committee consisted of Messrs. Day, Ford, and Mackie, and Ms. Newsom. No member of the Committee was an officer or employee of the company or any of its subsidiaries during 2005 and no member of the Committee was formerly an officer of the company or any of its subsidiaries. In addition, none of our executive officers have served as a member of a compensation committee or Board of Directors of any other entity an executive officer of which is currently serving as a member of our Board.

Executive Sessions of the Board

The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. During 2005, the non-management members of our Board met in executive session during each of the eight regular meetings of the Board held during the year. We intend to continue this practice of regularly scheduled meetings of the non-management members of our Board, including an executive session at least once a year attended only by members of our Board who are independent under our director independence guidelines and the rules of the New York Stock Exchange. Our corporate governance guidelines provide that the chair of our Corporate Governance Committee, currently Pattye L. Moore, presides as the chair at executive session meetings of the non-management and independent members of our Board.

Communications with Directors

Our Board believes that it is management’s role to speak for our company. Our Board also believes that any communications between members of the Board and interested parties, including shareholders, should be conducted with the knowledge of our company’s Chief Executive Officer. Interested parties, including shareholders, may contact one or more members of our Board, including non-management directors and non-management directors as a group, by writing to the director or directors in care of our corporate secretary at our principal executive offices. A communication received from an interested party or shareholder will be promptly forwarded to the director or directors to whom the communication is addressed. A copy of the communication will also be provided to our Chief Executive Officer. We will not, however, forward sales or marketing materials or correspondence primarily commercial in nature or not clearly identified as interested party or shareholder correspondence.

PROPOSAL 1—ELECTION OF DIRECTORS

Our certificate of incorporation divides our Board of Directors into three classes (A, B, and C). Each class is elected for a term of three years with the term of one class expiring at each annual meeting of our shareholders. Our by-laws provide that a director shall retire from the Board on the director’s 73rd birthday. Accordingly, we expect that Dr. Douglas Ann Newsom, one of our directors, will retire from the Board upon reaching her 73rd birthday in January of 2007.

Our Board currently consists of ten members. At the annual meeting, four directors will be elected to class C for a three-year term.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of the nominees named below, who are currently directors, unless authority to vote for the director is withheld on the proxy. Although the Board has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board, unless contrary instructions are given on the proxy. Except for these nominees, no other person has been recommended to our Board as a potential nominee or otherwise nominated for election as a director.

Set forth below is certain information with respect to each nominee for election as a director and each continuing director. Your Board unanimously recommends a vote FOR each nominee.

Nominees—Class C

(term ending 2009)

William L. Ford

Age 63

Director since 1981

Mr. Ford has served as President of Shawnee Milling Company since 1979. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

Douglas Ann Newsom, Ph.D.

Age 72

Director since 1982

Dr. Newsom has been a professor within the Schieffer School of Journalism at Texas Christian University, Fort Worth, Texas, since 1969, and taught as an adjunct professor during 1968. Dr. Newsom is the director of the department’s two graduate programs. In addition to her teaching position, Dr. Newsom is a textbook author and public relations counselor. Dr. Newsom serves as a director of the Catholic Charities, Diocese of Ft. Worth, and as Stephen Minister for Trinity Episcopal Church.

Gary D. Parker

Age 60

Director since 1991

Mr. Parker, a certified public accountant, is also the majority shareholder of Moffitt, Parker & Company, Inc., and has been President of the firm since 1982. He is a director of First Muskogee Financial Corp. and the First National Bank of Muskogee, Oklahoma.

Eduardo A. Rodriguez

Age 50

Director since 2004

Mr. Rodriguez is President of Strategic Communications Consulting Group. Mr. Rodriguez previously served as Executive Vice President and as a member of the board of directors of Hunt Building Corporation, a privately held company engaged in construction and real estate development headquartered in El Paso, Texas. Prior to his three years with Hunt, Mr. Rodriguez spent 20 years in the electric utility industry at El Paso Electric Company, a publicly traded, investor owned utility, where he served in various senior-level executive positions, including General Counsel, Senior Vice President for Customer and Corporate Services, Executive Vice President, and as Chief Operating Officer. Mr. Rodriguez is a licensed attorney in Texas and New Mexico, as well as before the United States District Court for the Western District of Texas.

Continuing Directors—Class A

(term ending 2007)

William M. Bell

Age 70

Director since 1981

Mr. Bell is Vice Chairman of BancFirst of Oklahoma City. He joined BancFirst in April 2001, after retiring in January 2001 as President and a director of Bank One, Oklahoma, N.A. During the past 40 years he has been involved in all facets of commercial banking, retail banking, mortgage banking, real estate finance and fiduciary services. Mr. Bell served as President, Chairman, and Chief Executive Officer of Liberty National Bank and Trust Company (predecessor to Bank One).

Pattye L. Moore

Age 48

Director since 2002

Ms. Moore is a business strategy and communications consultant. In addition to serving on the ONEOK Board of Directors, she also serves on the Board of Directors for QuikTrip Corporation. Ms. Moore was on the Board of Directors for Sonic Corp. from 2000 – 2005 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12-year tenure at Sonic, including Executive Vice President, Senior Vice President-Marketing and Brand Development, and Vice President-Marketing. She is the immediate past chair of the Arthritis Foundation’s National Board of Directors and serves on the Board of Directors of its Oklahoma chapter. Ms. Moore also chairs the Board of Visitors for the Gaylord College of Journalism at the University of Oklahoma.

Continuing Directors—Class B

(term ending 2008)

James C. Day

Age 63

Director since 2004

Mr. Day is Chairman of the Board and Chief Executive Officer of Noble Corporation, a Texas-based offshore drilling contractor. He has served as Chairman of the Board since 1992, as Chief Executive Officer since 1984, and as President of Noble Corporation from 1984 to 1999 and again from 2003 to February 2006. From 1983 until his election as President and Chief Executive Officer, Mr. Day served as Vice President of Noble Corporation. Mr. Day is also a director of Global Industries, Ltd. and is a trustee of The Samuel Roberts Noble Foundation, Inc. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

David L. Kyle

Age 53

Director since 1995

Mr. Kyle is the Chairman of the Board, President, and Chief Executive Officer of ONEOK, Inc. He was employed by Oklahoma Natural Gas Company in 1974 as an engineer trainee. He served in a number of positions prior to being elected Vice President of Gas Supply in 1986, and Executive Vice President in 1990 of Oklahoma Natural Gas Company. He was elected President of Oklahoma Natural Gas Company on September 1, 1994. He was elected President of ONEOK Inc. effective September 1, 1997, and was elected Chairman of the Board and appointed the Chief Executive Officer of ONEOK, Inc. August 28, 2000. Mr. Kyle is a member of the board of directors of Bank of Oklahoma Financial Corporation and is a member of the Policy Committee of Northern Border Partners, L.P.

Bert H. Mackie

Age 63

Director since 1989

Mr. Mackie is Vice Chairman of the Security National Bank in Enid, Oklahoma, where he has served since 1962 in all facets of commercial banking. He also serves as a director of the Security Financial Services Corp. Mr. Mackie serves as an officer or director of many educational and business organizations, including past President of the Board of Trustees of the Oklahoma Foundation for Excellence, Regent for Oklahoma Banking Association Intermediate School of Banking, and also the Board of Governors of St. Mary’s Regional Medical Center. He is Chairman of the Garfield County Joint Industrial Foundation and Treasurer of the Enid Economic Coalition. He also serves on the Northwestern Oklahoma State University/Northern Oklahoma College Community Advisory Board.

Mollie B. Williford

Age 69

Director since 2003

Ms. Williford has been Chairman of Tulsa-based Williford Companies since 1996. The Williford Companies include: Williford Energy Company, which is involved in oil and gas exploration and production; TriCounty Gas Processors, which purchases, processes and sell natural gas and natural gas liquids; Engineered Equipment Systems, which provides compressor rental and other services related to natural gas production; Safety Training Systems, Inc., which builds flight simulators; and Williford Building Corporation, which holds commercial real estate. Ms. Williford is a trustee of The Philbrook Museum of Art in Tulsa, Oklahoma, and serves on many other community and civic boards.

PROPOSAL 2—RATIFICATION OF SELECTION OF KPMG LLP

AS INDEPENDENT AUDITOR

Selection of KPMG LLP

Our Board of Directors has ratified the selection by our Audit Committee of KPMG LLP to serve as our independent auditor for 2006. KPMG LLP has unrestricted access to our Audit Committee to discuss audit findings and other financial matters.

Representatives of KPMG LLP will be present at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Your Board unanimously recommends a vote FOR the ratification of KPMG LLP’s selection as independent auditor for 2006.

Audit and Non-Audit Fees

Audit services provided by KPMG LLP during the 2005 fiscal year included an audit of our consolidated financial statements, an audit of our internal controls over financial reporting, audits of the financial statements of certain of our affiliates, review of debt and equity offerings, audits of employee benefit plan financial statements, and professional services relating to tax compliance, tax planning, or tax advice.

The following table presents fees billed for audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2004 and 2005, and fees billed for other services rendered by KPMG LLP during those periods.

	2004	2005
Audit fees (1)	$2,707,000	$2,464,303
Audit related fees (2)	67,000	78,000
Tax fees (3)	51,658	38,745
All other fees	—	—

Total	$2,825,658	$2,581,048

(1)	Audit fees consisted of audit work performed in the preparation of financial statements and the audit of internal controls over financial reporting, fees for review of the interim unaudited financial statements included in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and fees for special procedures related to regulatory filings.

(2)	Audit related fees consisted principally of fees for audits of the financial statements of our affiliates and employee benefit plans.

(3)	Tax fees consisted of fees for tax compliance, tax planning, or tax services.

Audit Committee Policy on Services Provided by Independent Auditor

Consistent with Securities and Exchange Commission and New York Stock Exchange policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the 2007 audit, management will submit to the Audit Committee the services expected to be rendered during the following 12-month period for each of the following four categories of services for its approval:

1.	audit services comprised of audit work performed in the preparation of financial statements and to attest and report on management’s assessment of our internal controls over financial reporting, as well as work that only the independent auditor can reasonably be expected to provide, including quarterly review of our unaudited financial statements, comfort letters, statutory audits, attest services, consents and assistance with the review of documents filed with the Securities and Exchange Commission;

2.	audit related services comprised of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits and consultation regarding financial accounting and/or reporting standards;

3.	tax services comprised of tax compliance, tax planning, and tax advice; and

4.	all other permissible non-audit services, if any, that the Audit Committee believes are routine and recurring services that would not impair the independence of the auditor. No services that would be included in this category were provided to our company by KPMG LLP in 2004 or 2005.

To the extent it deems appropriate, the Audit Committee pre-approves services in each category of services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus budgeted fees periodically during the year by category of service.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3—SHAREHOLDER PROPOSAL RELATING TO THE SEPARATION OF THE

POSITIONS OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

We have been advised that a shareholder intends to submit the following resolution to the 2006 Annual Meeting of Shareholders. We will provide the name and address of, and the number of shares held by, the proponent of this proposal upon request to our corporate secretary by phone at (918) 588-7908 or in writing by mail at ONEOK Plaza, 100 West Fifth Street, Suite 1800, Tulsa, Oklahoma 74103.

Resolved: that ONEOK, Inc. shareholders recommend that the Board of Directors revise the Corporate Governance Guidelines of the Company to establish a policy of separating the positions of Chairman of the Board of Directors and Chief Executive Officer so that the Chairman of the Board of Directors will be an independent member of the Board, except in explicitly spelled out extraordinary circumstances.

Supporting Statement

It is the responsibility of the Board of Directors (“Board”) to protect shareholders’ interest by providing independent and objective oversight of management. By separating the positions of Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”), the company will promote greater management accountability to shareholders and it lead to a more objective evaluation of management.

The Chairman controls the flow of information between management and the Board and also is the final determiner of the Board meeting agendas and Board strategies. Consequently, a CEO who also acts as Chairman has great power to influence the information received by the Board. The CEO has a personal interest in conveying information that reflects well on his or her performance. Thus, when the CEO also acts as Chairman, a conflict of interest can arise and the CEO may not adequately represent the interests of shareholders or provide impartial leadership. A non-CEO Chairman, on the other hand, can provide an independent assessment of management, strengthen the Board’s credibility, and improve shareholder confidence in the corporation.

An objective and independent Board leader can provide the necessary oversight of management. In light of recent corporate scandals, investors must be able to rely on the Board to provide an impartial review of management and its affairs. Merely requiring that the majority of the Board be independent and establishing a Lead Independent Director are not sufficient to prevent the type of scandal that affected Enron, WorldCom and Tyco. These corporations had a majority of independent directors on the Board when the scandals occurred. Each company also had an insider serving as Chairman. Shareholders cannot derive confidence solely from the fact that a majority of the members of the Board of Directors of a company are independent when the CEO serves as Chairman.

Because of this very concern, separating the roles of Chairman and CEO is a growing trend in the effort to reform the way corporations operate. According to a 2003 report in The Corporate Board Member Magazine, hundreds of U.S. companies, including about one-quarter of those listed on Standard & Poor’s 500 stock index, have already split the two positions. Furthermore, a 2004 survey published in McKinsey Quarterly, found that two-thirds of directors favor splitting the Chairman and CEO positions.

This proposal would enhance management accountability to shareholders by ensuring that an independent director, rather than a party with a potential conflict of interest, serves as Chairman and controls the information and agenda presented to the Board of Directors.

Based on the considerations outlined above, I urge you to vote FOR this proposal.

Our Statement in Opposition to the Proposal

The Board believes that this proposal is contrary to the best interests of the company and its shareholders and recommends a vote AGAINST this proposal.

Our corporate governance guidelines provide:

“The Chairman of the Board and Chief Executive Officer (CEO) is responsible to the Board for the overall management and functioning of the Company. The Board believes that, under normal circumstances, the Chief Executive Officer of the Company should also serve as the Chairman of the Board. The Board retains the right to exercise its discretion in combining or separating the offices of Chairman of the Board and Chief Executive Officer, and reviews the issue as part of the succession planning process. This determination is made depending on what is best for the Company and its shareholders in light of all circumstances.”

Our Board and its Corporate Governance Committee believe that it is in the best interest of the company and its shareholders for the Board to retain the flexibility to exercise its collective judgment to determine who should serve as Chairman of the Board. At the present time, the Board believes that combining the offices of Chairman and CEO provides the most efficient and effective leadership model for our Board. While the Board may separate these positions in the future should circumstances change, it believes that implementing the proposal would limit the flexibility of the Board to organize its functions and conduct the business of the company in the manner it believes to be most efficient and effective.

Our Board is committed to high standards of corporate governance. Eighty percent of our Board meets the independence criteria set forth in our Director Independence Guidelines, which are included as Appendix A to this proxy statement, and the independence criteria established by the New York Stock Exchange. In addition, our Board’s Audit, Corporate Governance, and Executive Compensation Committees are comprised solely of independent Directors. Moreover, in accordance with our Corporate Governance Guidelines, our non-management Directors meet in regularly scheduled executive sessions (eight times in 2005), without management present. The independent Chairman of the Corporate Governance Committee presides over these sessions.

Our Board believes that the company’s corporate governance structure makes it unnecessary to revise its corporate governance guidelines to establish a policy of separating the positions of Chairman and CEO. Such a policy could serve to place limits on the Board’s ability to select the Director it believes best suited to serve as Chairman of the Board.

Accordingly, your Board unanimously recommends a vote AGAINST separating the positions of Chairman and CEO.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting.

STOCK OWNERSHIP

Holdings of Major Shareholders

The following table sets forth the beneficial owners of five percent or more of any class of our voting securities known to us at March 1, 2006.

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Bank of Oklahoma, N.A. Trustee for the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries P.O. Box 2300 Tulsa, OK 74192	6,960,025(2)	5.9%
Common Stock	Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	7,455,330(3)	6.4%

(1)	The percent of voting securities owned is based on the number of outstanding shares of our common stock on March 1, 2006.

(2)	Shares held directly by Bank of Oklahoma, N.A., as Trustee of our Thrift Plan, for the benefit of Thrift Plan participants. Each participant in the Thrift Plan is entitled to instruct the Trustee with respect to the voting of shares held in the participant’s account. The Trustee will vote shares in a participant’s account for which the Trustee does not receive voting instructions in the same proportion as shares in other accounts for which the Trustee does receive voting instructions will be voted.

(3)	Based upon the Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006, in which Barclays Global Investors, NA., and certain of its affiliates reported that, as of December 31, 2005, Barclays Global Investors, NA., and those affiliates, in the aggregate, beneficially owned 7,455,330 shares of ONEOK common stock and had sole voting and dispositive power over 6,375,350 shares.

Holdings of Officers and Directors

The following table sets forth the number of shares of our common stock beneficially owned as of March 1, 2006, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table under the caption “Executive Compensation” in this proxy statement, and (3) all directors and executive officers as a group.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Directors’ Deferred Compensation Plan Phantom Stock (3)	Total of Shares of Common Stock Beneficially Owned Plus Directors’ Deferred Compensation Plan Phantom Stock	Percent of Class (4)
John R. Barker	3,502	—	3,502	*
William M. Bell (5)	35,800	21,291	57,091	*
William R. Cordes	872	—	872	*
James C. Day (6)	10,607	922	11,529	*
William L. Ford (7)	43,061	34,090	77,151	*
John W. Gibson	135,430	—	135,430	*
James C. Kneale (8)	210,129	—	210,129	*
David L. Kyle	553,812	—	553,812	*
Bert H. Mackie	30,281	17,470	47,751	*
Pattye L. Moore	21,000	13,613	34,613	*
Douglas Ann Newsom	28,285	3,905	32,190	*
Gary D. Parker (9)	37,221	9,833	47,054	*
Eduardo A. Rodriguez	4,903	478	5,381	*
Mollie B. Williford	26,104	1,310	27,414	*
All directors and executive officers as a group:	1,371,778	102,912	1,474,690	1.25%

*	Less than one percent

(1)	The business address for each of the directors and executive officers is c/o ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103-4298.

(2)	Includes shares of common stock held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power, shares of common stock held in our Direct Stock Purchase and Dividend Reinvestment Plan, shares held through our Thrift Plan, and shares that the director or executive officer had the right to acquire within 60 days of March 1, 2006. The following table sets forth for the persons indicated the number of shares of our common stock (a) which such persons had the right to acquire within 60 days after March 1, 2006 (all such shares are issuable upon the exercise of stock options granted under our Long-Term Incentive Plan or our Stock Compensation Plan for Non-Employee Directors) and (b) which are held on the person’s behalf by the Trustee of our Thrift Plan as of March 1, 2006.

Executive Officer/Director	Stock Options Exercisable within 60 Days	Stock Held by Thrift Plan
John R. Barker	—	1,616
William M. Bell	30,000	—
William R. Cordes	—	638
James C. Day	—	—
William L. Ford	30,000	—
John W. Gibson	78,574	5,411
James C. Kneale	95,462	36,289
David L. Kyle	219,355	79,135
Bert H. Mackie	15,637	—
Pattye L. Moore	20,000	—
Douglas Ann Newsom	20,000	—
Gary D. Parker	26,500	—
Eduardo A. Rodriguez	—	—
Mollie B. Williford	10,000	—
All directors and executive officers as a group:	652,726	179,964

(3)	Each share of phantom stock is equal to one share of common stock, but phantom stock has no voting or other shareholder rights.

(4)	The percent of our voting securities owned is based on our outstanding shares of common stock on March 1, 2006.

(5)	Includes 1,473 shares held in the Bell Family 1982 Revocable Trust.

(6)	Includes 10,607 shares held by the James and Teresa Day Family Trust – 1998.

(7)	Includes 2,745 shares owned by the 1979 Leslie A. Ford Trust, of which William L. Ford is a trustee. Mr. Ford disclaims beneficial ownership of these shares. Also includes 2,889 shares owned by the Margaret Long Ford 2004 Revocable Trust, of which Mr. Ford is a trustee.

(8)	Includes 3,821 shares held by Mrs. James C. Kneale. Mr. Kneale disclaims beneficial ownership of these shares.

(9)	Includes 940 shares held by Mrs. Gary D. Parker.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of 10% or more of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers, and 10% or more shareholders during the fiscal year ended December 31, 2005, complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that (1) a report on Form 4 reporting the conversion of 1,394 shares of phantom stock into 1,394 shares of our common stock and the distribution of these shares to Julie H. Edwards upon her resignation from our Board of Directors effective July 1, 2005 was filed late, (2) a report on Form 4 reporting the contribution of 168 shares of our common stock to the Elizabeth Gaberino Living Trust, of which John A. Gaberino, Jr. serves as a trustee, was filed late, and (3) a report on Form 4 reporting 2,862 shares held by the Margaret Long Ford 2004 Revocable Trust, of which William L. Ford became trustee on October 1, 2005, was filed late.

EXECUTIVE COMPENSATION

The following table shows the compensation for our Chief Executive Officer and each of our other four most highly compensated executive officers (the “named executive officers”) serving as such on December 31, 2005.

Summary Compensation Table

Name & Principal Position	Year	Annual Compensation (1)				Long-term Compensation (4)					All Other Compensation (5)
		Salary		Bonus		Restricted Stock Award(s)			Number of Options Awarded

D. L. Kyle Chairman of the Board, President, and Chief Executive Officer	2005 2004 2003	$ $ $	750,000 750,000 700,000	$ $ $	1,674,000 1,450,000 836,000	$ $ $	745,048 926,686 851,000	(2) (2) (3)	216,316 69,117 109,015	(6) (7) (8)	$ $ $	132,373 96,403 101,538

J. C. Kneale Executive Vice President – Finance and Administration, and Chief Financial Officer	2005 2004 2003	$ $ $	390,000 360,000 324,000	$ $ $	540,000 485,000 300,000	$ $ $	204,893 186,826 212,750	(2) (2) (3)	40,697 66,292 31,063	(6) (7) (8)	$ $ $	52,837 95,282 40,020

J. W. Gibson President – ONEOK Energy Companies	2005 2004 2003	$ $ $	345,000 300,000 300,000	$ $ $	520,000 410,000 250,000	$ $ $	158,308 171,872 187,220	(2) (2) (3)	32,574 20,185 12,189	(6) (7) (8)	$ $ $	42,374 38,479 36,468

W. R. Cordes (9) Chief Executive Officer, Northern Border Partners, L.P.	2005 2004 2003	$ $ $	330,000 38,163 —	$ $ $	365,000 20,548 —	$ $ $	111,760 — —	(2)	— — —		$ $ $	21,608 — —

J. R. Barker (10) Senior Vice President General Counsel and Assistant Secretary	2005 2004 2003	$ $ $	300,000 12,500 —	$ $ $	335,000 10,500 —	$ $ $	93,124 — —	(2)	— — —		$ $ $	1,087 — —

(1)	The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits. The aggregate amount of such perquisites and other personal benefits, if any, for each named executive officer during the fiscal year did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for such executive officer.

(2)	Market value of restricted stock incentive unit awards based on the closing market price of our common stock on the New York Stock Exchange on the date of grant. Restricted stock incentive units are granted under our Long-Term Incentive Plan. Each grant vests three years from the date of grant at which time the grantee is entitled to receive two-thirds of the grant in shares of our common stock and one-third of the grant in cash. Because no shares of our common stock are issued under a restrictive stock incentive unit until the unit vests, no dividends are payable with respect to restricted stock incentive units.

The aggregate number of restricted stock incentive units held by the named executive officers at December 31, 2005, and the market value of these restricted shares as of that date are indicated in the table below. The market value was determined based on a per share price for our common stock of $26.63, which reflects the closing market price of our common stock on the New York Stock Exchange on December 30, 2005.

Name	Aggregate Number of Restricted Stock Incentive Units Held at December 31, 2005	Market Value of Restricted Stock Incentive Units Held at December 31, 2005
D. L. Kyle	67,999	$1,810,813
J. C. Kneale	15,666	$417,194
J. W. Gibson	13,332	$355,022
W. R. Cordes	4,000	$106,520
J. R. Barker	3,333	$88,758

(3)	Market value of restricted stock awards based on the closing market price of our common stock on the New York Stock Exchange on the date of grant. Restricted stock is granted under our Long-Term Incentive Plan. Each grant vests three years from the date of grant. Dividends are paid on unvested shares of restricted stock and reinvested in additional shares of restricted stock at the average of the high and low trading prices of a share of our common stock on the New York Stock Exchange on the date the dividend is paid. Restricted stock acquired as a result of the reinvestment of dividends vests at the same time as the restricted stock with respect to which the dividend was paid vests. The number of shares of restricted stock acquired by the named executive officers as a result of the reinvestment of dividends, based on the dividend amounts reinvested for that stock, during 2005, 2004, and 2003 is set forth below, but not reflected in the table above.

Name	2005	2004	2003
D. L. Kyle	1,988	4,024	4,596
J. C. Kneale	497	903	1,022
J. W. Gibson	437	844	1,065
W. R. Cordes	—	—	—
J. R. Barker	—	—	—

The aggregate number of restricted shares (excluding fractional shares) held by the named executive officers at December 31, 2005, and the market value of these restricted shares as of that date are indicated in the table below. The market value was determined based on a per share price for our common stock of $26.63, which reflects the closing market price of our common stock on the New York Stock Exchange on December 30, 2005.

Name	Aggregate Number of Restricted Shares Held at December 31, 2005	Market Value of Restricted Shares Held at December 31, 2005
D. L. Kyle	55,270	$1,471,840
J. C. Kneale	13,817	$367,947
J. W. Gibson	12,159	$323,794
W. R. Cordes	—	$—
J. R. Barker	—	$—

(4)	On January 19, 2006, our Board granted both restricted stock units and performance units under our Equity Compensation Plan to the named executive officers as follows:

Name	Restricted Stock Units	Performance Units
D. L. Kyle	25,000	95,000
J. C. Kneale	10,000	17,500
J. W. Gibson	10,000	17,500
W. R. Cordes	6,000	10,500
J. R. Barker	5,000	10,000

The restricted stock units granted vest three years from the date of grant at which time the grantee is entitled to receive the grant in shares of our common stock. The performance units granted vest three years from the date of grant at which time the holder is entitled to receive a percentage (0% to 200%) of the performance units granted based on our total shareholder return over the period January 19, 2006, to January 19, 2009, compared to the total shareholder return of a peer group of 20 other energy companies, payable one share of our common stock for each performance unit granted.

(5)	All other compensation includes (a) amounts paid as our match under our Employee Nonqualified Deferred Compensation Plan, (b) amounts paid as our match under our Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, (c) service awards, and (d) the value of shares received under our Employee Stock Award Program based on the closing market price of our common stock on the New York Stock Exchange on the date of issue. The respective amounts paid to the named executive officers in 2005 for these four other compensation items were $119,400, $12,600, none, and $373 for Mr. Kyle; $39,900, $12,600, none, and $337 for Mr. Kneale; $29,250, $12,600, $187, and $337 for Mr. Gibson; $7,402, $12,600, $1,276, and $329 for Mr. Cordes; none, $750, none, and $337 for Mr. Barker. The respective amounts paid to the named executive officers in 2004 for these four other compensation items were $82,860, $12,300, $1,121, and $122 for Mr. Kyle; $82,860, $12,300, none, and $122 for Mr. Kneale; $26,057, $12,300, none, $122 for Mr. Gibson. The respective amounts paid to the named executive officers in 2003 for these four other compensation items were $89,538, $12,000, none, and none for Mr. Kyle; $28,020, $12,000, none, and none for Mr. Kneale; $24,468, $12,000, none, and none for Mr. Gibson.

Our Employee Nonqualified Deferred Compensation Plan provides select employees, as approved by the Board, with the option to defer portions of their compensation and provides nonqualified deferred compensation benefits which are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. Under the plan, participants have the option to defer a portion of their salary and/or bonus compensation to a short-term deferral account, which pays out a minimum of five years from commencement, or to a long-term deferral account, which pays out at retirement or termination of the participant’s employment. Participants are immediately 100% vested. Short-term deferral accounts are allocated to a five year treasury bond fund. Long-term deferral accounts are allocated among various investment options, which, beginning in May 2004, do not include an option to invest in our common stock. At the distribution date, cash is distributed to participants based on the fair market value of the investment at that date.

Our Thrift Plan covers substantially all employees. Employee contributions are discretionary. Subject to certain limits, we match employee contributions to the plan.

Under our Employee Stock Award Program, we issued, for no consideration, to all eligible employees (all full-time employees and employees on short-term disability) one share of our common stock when the closing price of our common stock on the New York Stock Exchange was for the first time at or above $26 per share, and we will issue, for no consideration, one additional share of our common stock to all eligible employees when the closing price on the New York Stock Exchange is for the first time at or above each one dollar increment above $26 per share. The total number of shares of our common stock available for issuance under this program is 100,000 shares.

(6)	These grants are restored options. The number of shares underlying each individual grant is described in the “Option Grants In 2005” table below.

(7)	These grants are restored options.

(8)	A portion of these grants are restored options. The number of shares underlying these grants that are restored options are as follows:

Name	Grant Year	Shares Underlying Restored Options
D. L. Kyle	2003	59,015
J. C. Kneale	2003	18,563
J. W. Gibson	2003	1,189
W. R. Cordes	2003	—
J. R. Barker	2003	—

(9)	Mr. Cordes joined our company in November 2004.

(10)	Mr. Barker joined our company in December 2004.

Stock Option Grants

No options were granted in 2005 or 2004 under our Long-Term Incentive Plan except for restored options granted in connection with the exercise of options granted under the Long-Term Incentive Plan in prior years. Our stock option agreements with the named executive officers entered into prior to 2003 entitle them to receive a restored option if and when they exercise all or part of their options using common stock to pay the purchase price of the option or to satisfy tax obligations incident to the exercise of the option. The restored option is exercisable for the number of shares tendered to pay the option price or to satisfy any tax obligation, and is exercisable at any time after the expiration of a period of six months following the date of grant (or at any other time as our Executive Compensation Committee may determine) and expires on the expiration date of the original grant. Each restored option is granted at an exercise price equal to the fair market value of a share of our common stock on the date of the grant of the restored option.

The following table sets forth certain information concerning the restored options granted to the named executive officers during 2005 in connection with the exercise of options granted to those officers in prior years under our Long-Term Incentive Plan.

Option Grants In 2005

	Individual Grants
Name	Shares Underlying Restored Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
D. L. Kyle	4,710	0.8708	$27.5450	10-21-09	$33,733	$74,033
	13,351	2.4684	$27.5450	10-16-07	$52,258	$108,986
	14,696	2.7171	$27.5450	01-17-12	$164,186	$382,396
	4,710	0.8708	$27.5450	10-21-09	$33,733	$74,033
	51,568	9.5343	$34.6100	01-18-11	$547,012	$1,224,016
	10,625	1.9644	$34.6100	10-16-07	$42,106	$86,735
	3,748	0.6930	$34.6100	10-21-09	$29,778	$64,515
	3,747	0.6928	$34.6100	10-21-09	$29,770	$64,498
	12,362	2.2856	$34.6100	10-15-08	$72,765	$153,639
	6,210	1.1482	$34.6100	10-10-06	$13,020	$26,169
	11,696	2.1625	$34.6100	01-17-12	$150,435	$345,661
	7,234	1.3375	$27.5450	10-16-07	$28,315	$59,052
	11,314	2.0918	$27.5450	10-15-08	$62,081	$132,758
	3,748	0.6930	$34.6100	10-21-09	$29,778	$64,515
	11,696	2.1625	$34.6100	01-17-12	$150,435	$345,661
	11,696	2.1625	$34.6100	01-17-12	$150,435	$345,661
	9,004	1.6647	$34.6100	10-15-08	$52,999	$111,905
	5,757	1.0644	$34.6100	10-16-07	$22,815	$46,996
	3,748	0.6930	$34.6100	10-21-09	$29,778	$64,515
	14,696	2.7171	$27.5450	01-17-12	$164,186	$382,396

J. C. Kneale	12,418	2.2959	$31.8876	01-18-11	$124,346	$279,106
	3,657	0.6761	$31.8876	10-21-09	$27,596	$59,969
	4,340	0.8024	$31.8876	10-15-08	$24,470	$51,820
	2,420	0.4474	$31.8876	10-16-07	$9,332	$19,278
	5,344	0.9880	$31.8876	01-17-12	$64,676	$149,080
	1,828	0.3380	$31.8876	10-21-09	$13,794	$29,976
	5,345	0.9882	$31.8876	01-17-12	$64,688	$149,108
	5,345	0.9882	$31.8876	01-17-12	$64,688	$149,108

J. W. Gibson	11,850	2.1909	$28.2400	01-18-11	$113,631	$257,734
	7,626	1.4100	$29.2550	01-18-11	$74,758	$169,255
	1,626	0.3006	$34.0500	05-15-10	$14,685	$32,300
	772	0.1427	$34.0500	05-15-10	$6,972	$15,336
	691	0.1278	$34.0500	05-15-10	$6,241	$13,727
	4,654	0.8605	$34.0500	01-17-12	$59,124	$135,932
	3,003	0.5552	$34.0500	01-17-12	$38,150	$87,710
	2,352	0.4349	$34.0500	01-17-12	$29,880	$68,696

W. R. Cordes	—	—	$—	—	$—	$—

J. R. Barker	—	—	$—	—	$—	$—

(1)	All options granted in 2005 are restored options as described above.

(2)	Potential realizable value of each grant assumes that the market price of the underlying security appreciates at annualized rates of 5% and 10% over the term of the award. These rates are specified by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall market conditions. There can be no assurance that the potential values reflected in this table will be achieved.

Stock Option Exercises

The following table provides information concerning each stock option exercised during 2005 by each of the named executive officers and the value of unexercised options held by such officers at the end of 2005.

Aggregated Option Exercises in 2005

and Year End Option Values

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at 2005 Year End		Value of Unexercised in-the- Money Options at 2005 Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
D. L. Kyle	317,166	$3,025,140	33,334	186,021	$322,506	$387,106
J. C. Kneale	61,777	$615,782	81,296	14,166	$88,536	$135,406
J. W. Gibson	45,185	$399,628	51,810	26,764	$229,731	$130,569
W. R. Cordes	—	$—	—	—	$—	$—
J. R. Barker	—	$—	—	—	$—	$—

(1)	Value realized is calculated based on the difference between the option exercise price and the closing market price of our common stock on the date of exercise, multiplied by the number of shares underlying the exercised options.

(2)	Based on a per share price for our common stock of $26.555, which reflects the average of the high and low trading prices of our common stock on the New York Stock Exchange on December 30, 2005, the last trading day of 2005.

Performance Share Grants

The following table sets forth certain information concerning performance share units granted in 2005 to the named executive officers under our Long-Term Incentive Plan.

Long-Term Incentive Plan – Awards in 2005

	Number of Shares, Units or Other Rights (1)(2)	Performance or Other Period Until Maturation of Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold	Target		Maximum
Name			($ or #)	#	$ (3)	#	$ (3)
D. L. Kyle	90,000	3 Years	—	60,000	$798,900	120,000	$1,597,800
J. C. Kneale	20,500	3 Years	—	13,666	$181,989	27,333	$363,943
J. W. Gibson	15,500	3 Years	—	10,333	$137,588	20,666	$275,177
W. R. Cordes	10,500	3 Years	—	7,000	$93,205	14,000	$186,410
J. R. Barker	8,500	3 Years	—	5,666	$75,469	11,333	$150,903

(1)	Restricted stock incentive units granted under our Long-Term Incentive Plan in 2005 are set forth in the Summary Compensation Table at page 26 of this proxy statement.

(2)	Reflects performance share units granted which vest three years from the date of grant. Upon vesting, a holder of performance share units is entitled to receive a number of shares of our common stock equal to a percentage (0% to 200%) of the performance share units granted based on our total shareholder return over the period January 20, 2005, to January 20, 2008, compared to the total shareholder return of a peer group of 20 other energy companies over the same period, payable two-thirds of the grant in shares of our common stock and one-third of the grant in cash.

(3)	The value for the one-third of the grant payable in cash was determined based on a per share price for our common stock of $26.63, which reflects the closing market price of our common stock on the New York Stock Exchange on December 30, 2005.

Termination Agreements

We have entered into termination agreements with each of our named executive officers. Each termination agreement has an initial one-year term from the date the agreement was entered into and is automatically extended in one-year increments after the expiration of the initial term unless we provide notice to the officer or the officer provides notice to us at least 90 days before January 1 preceding any termination date of the agreement that the party providing notice does not wish to extend the term. If a “change in control” of our company occurs, the term of each termination agreement will not expire for at least three years after the change in control.

Under the termination agreements, severance payments and benefits are payable if the officer’s employment is terminated by us without “just cause” or by the officer for “good reason” at any time during the three years after a change in control or, in the case of Mr. Kyle, for any reason by Mr. Kyle within 12 months after the first year following a change in control. In general, severance payments and benefits include a lump sum payment in an amount equal to (1) three times the aggregate of the officer’s annual salary as then in effect and the greater of the amount of the officer’s bonus received in the prior year or the officer’s target bonus for the then current period, plus (2) a prorated portion of the officer’s targeted short-term incentive compensation. The officer would also be entitled to accelerated vesting of retirement and other benefits under our Supplemental Executive Retirement Plan, and continuation of welfare benefits for 36 months. In the case of Messrs. Kyle and Kneale, we will make gross up payments to them to cover any excise taxes due if any portion of their severance payments constitutes excess parachute payments. For each of the other named executive officers, severance payments will be reduced if the net after-tax benefit to such named executive officer exceeds the net after-tax benefit if such reduction were not made. We will make gross up payments to such officers only if the severance payments, as reduced, are subsequently deemed to constitute excess parachute payments.

For the purposes of these agreements, a “change in control” generally means any of the following events:

•	an acquisition of our voting securities by any person that results in the person having beneficial ownership of 20% or more of the combined voting power of our outstanding voting securities, other than an acquisition directly from us;

•	the current members of our Board, and any new director approved by a vote of at least two-thirds of our Board, cease for any reason to constitute at least a majority of our Board, other than in connection with an actual or threatened proxy contest (collectively, the “Incumbent Board”);

•	a merger, consolidation or reorganization with us or in which we issue securities, unless (a) our shareholders immediately before the transaction, as a result of the transaction, own, directly or indirectly, at least 50% of the combined voting power of the voting securities of the company resulting from the transaction, (b) the members of our Incumbent Board after the execution of the transaction agreement constitute at least a majority of the members of the Board of the company resulting from the transaction, or (c) no person other than persons who, immediately before the transaction owned 30% or more of our outstanding voting securities, has beneficial ownership of 30% or more of the outstanding voting securities of the company resulting from the transaction; or

•	our complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.

Related Party Transactions

From time to time and in the normal course of business, we undertake certain transactions with Frontier Oil Corporation and its subsidiaries with respect to the purchase, sale, and transportation of natural gas and natural gas liquids. Julie H. Edwards, who was the Executive Vice President-Finance and Administration and Chief Financial Officer of Frontier Oil Corporation and its subsidiaries until May 31, 2005, was a member of our Board until her resignation effective July 1, 2005. Our transactions with Frontier are conducted on substantially the same terms as comparable third-party transactions. During 2005, we made purchases from and sales to Frontier and its subsidiaries of approximately $19,331,000 and $210,624,000, respectively.

In the normal course of business, we sell and purchase natural gas and natural gas liquids to and from Williford Energy Company and its affiliates. Mollie B. Williford, Chairman of the Board of the Williford Companies, which consists of several companies including Williford Energy Company, is a member of our Board. Our transactions with Williford Energy and its affiliates are conducted under substantially the same terms as comparable third-party transactions. During 2005, we made sales to and purchases from Williford Energy and its affiliates of approximately $101,249 and $9,393,204, respectively.

In the normal course of business, we sell natural gas to Shawnee Milling Company. William L. Ford, President of Shawnee Milling Company, is a member of our Board. During 2005, we made gas sales to Shawnee Milling Company of approximately $282,197. Our sales of natural gas to Shawnee Milling Company are made on substantially the same terms as comparable third-party transactions.

LONG-TERM COMPENSATION PLANS

Pension Plan

Our retirement plan for non-bargaining unit employees is a tax-qualified, defined benefit pension plan under both the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. The plan covers substantially all of our employees. Non-bargaining unit employees hired after December 31, 2004, are not eligible to participate in the plan.

The following table sets forth the estimated annual retirement benefits payable to a plan participant based upon the final average pay formulas under our retirement plan for employees in the compensation and years-of-service classifications specified. The estimates assume that benefits are received in the form of a single life annuity. Amounts shown in the table are estimates only and are subject to adjustment based on rules and regulations applicable to the method of distribution and survivor benefit options selected by the retiree.

Pension Plan Table

	Years of Service
Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years
$125,000	$32,119	$42,825	$53,531	$64,238	$74,944
$150,000	$39,244	$52,325	$65,406	$78,488	$91,569
$175,000	$46,369	$61,825	$77,281	$92,738	$108,194
$200,000	$53,494	$71,325	$89,156	$106,988	$124,819
$225,000	$60,619	$80,825	$101,031	$121,238	$141,444
$250,000	$67,744	$90,325	$112,906	$135,488	$158,069
$300,000	$81,994	$109,325	$136,656	$163,988	$191,319
$400,000	$110,494	$147,325	$184,156	$220,988	$257,819
$450,000	$124,744	$166,325	$207,906	$249,488	$291,069
$500,000	$138,994	$185,325	$231,656	$277,988	$324,319

Benefits under our retirement plan become vested and non-forfeitable after completion of five years of continuous employment. A vested participant receives the monthly retirement benefit at normal retirement age under the retirement plan, unless an early retirement benefit is elected under the plan, in which case the retirement benefit is actuarially reduced for early commencement. Benefits are calculated at retirement date based on a participant’s credited service, limited to a maximum of 35 years, and final average earnings. Credited years of service under this plan for the named executive officers as of December 31, 2005, are as follows: D. L. Kyle, 32 years; J. C. Kneale, 25 years; J. W. Gibson, 6 years; W. R. Cordes, 1 year and 1 month, and J. R. Barker, 1 year.

For purposes of the table, the annual social security covered compensation benefit of $48,696 was used in the excess benefit calculation. Benefits payable under our retirement plan are not offset by social security benefits.

Under the Internal Revenue Code, the annual compensation of each employee to be taken into account under our retirement plan for 2005 cannot exceed $210,000.

The earnings utilized in the retirement plan benefit formula for employees includes the base salary and bonus paid to an employee during the period of the employee’s final average earnings. The period of final average earnings means the employee’s highest earnings during any 60 consecutive months during the last 120 months of employment. For any named executive officer who retires with vested benefits under the plan, the compensation shown as “Salary” and “Bonus” in the Summary Compensation Table could be considered covered compensation in determining benefits, except that the plan benefit formula takes into account only a fixed percentage of final average earnings which is uniformly applied to all employees. The amount of covered compensation that may be considered in calculating retirement benefits is also subject to limitations in the Internal Revenue Code of 1986, as amended, applicable to the plan.

Profit Sharing Plan

We have a profit sharing plan for all non-bargaining unit employees hired after December 31, 2004. Non-bargaining unit employees who were employed prior to January 1, 2005, were given a one-time opportunity to make an irrevocable election to participate in the profit sharing plan and not accrue any additional benefits under our pension plan after December 31, 2004. We plan to make a contribution to the profit sharing plan each quarter equal to one percent of each participant’s compensation during the quarter. Additional discretionary employer contributions may be made at the end of each year. Employee contributions are not allowed under the plan.

Supplemental Executive Retirement Plan

We have maintained a Supplemental Executive Retirement Plan (“Prior SERP”) for more than 20 years as a supplemental retirement benefit plan for certain of our elected or appointed officers, and certain other employees in a select group of our management and highly compensated employees. In August 2004, our Board approved certain amendments to the Prior SERP, including amendments providing that the Prior SERP would terminate and be frozen, effective December 31, 2004, and, as a result, no new participants will be eligible to participate in the plan and no further or additional benefits will accrue under the plan. Participants in the Prior SERP are vested in their accrued benefits as of December 31, 2004. At the same time, our Board adopted the 2005 Supplemental Executive Retirement Plan (“2005 SERP”) which became effective January 1, 2005. The 2005 SERP provides comparable benefits for officers and a select group of our management or highly compensated employees in essentially the same manner as the Prior SERP. These benefits are payable concurrently with retirement plan benefits. However, the 2005 SERP provides that officers or employees may be selected for participation in a supplemental retirement benefit, an excess retirement benefit, or both of those retirement benefits. If a participant is eligible for both the supplemental retirement benefit and the excess retirement benefit, the excess retirement benefit is treated as an offset that reduces the supplemental retirement benefit. Participants in both the Prior SERP and the 2005 SERP are selected by our Chief Executive Officer, or, in the case of our Chief Executive Officer, by the Board of Directors.

An officer or employee who remains entitled to benefits under the Prior SERP is not eligible to participate in the 2005 SERP. Eligibility to participate in the 2005 SERP was conditioned upon an employee having no entitlement to accrued benefits under the Prior SERP. All employees who were participants in the Prior SERP voluntarily cancelled their entitlement to participate in the Prior SERP and, after December 31, 2004, their excess and supplemental retirement benefits will be provided solely under the 2005 SERP.

In December 2004, our Board adopted certain amendments to the 2005 SERP, to be effective for the first plan year commencing January 1, 2005. These amendments were intended to comply with newly enacted requirements for nonqualified deferred compensation plans under Section 409A of the Internal Revenue Code. The amendments relate to participant elections with respect to compensation that is deferred under the plan, the timing and form of payment of benefits, requirements and limitations as to any changes of those benefits after an employee first becomes a plan participant, and the addition of other conforming provisions and definitions.

Supplemental benefits payable to participating employees under both the Prior SERP and the 2005 SERP are based upon a specified percentage (reduced for early retirement and commencement of payment of benefits under the plan) of the highest 36 consecutive months’ compensation of the employee’s last 60 months of service. The excess retirement benefit under the plans pays a benefit equal at least to the benefit which would be payable to the participant under our retirement plan if limitations imposed by the Internal Revenue Code were not applicable, less the benefit payable under our retirement plan with such limitations. Benefits under the plan are paid concurrently with the payment of benefits under our retirement plan or as the administrative committee may determine. Plan benefits are offset by benefits payable under our retirement plan, but are not offset by Social Security benefits. We fund this benefit through a trust arrangement commonly referred to as a Rabbi Trust. Our Board may amend or terminate the plans at any time, provided that accrued benefits to current participants may not be reduced.

The following table sets forth the estimated supplemental retirement benefits payable under the 2005 SERP based on the covered participant’s age at retirement. The estimates assume that a covered participant is fully vested. The amounts shown would be reduced for commencement of payments prior to age 60.

	Estimated Annual Benefits as Indicated Age of Retirement
Remuneration	50 and under	55	60	62	65 and over
$100,000	$50,000	$55,000	$59,000	$60,000	$60,000
$150,000	$75,000	$82,500	$88,500	$90,000	$90,000
$200,000	$100,000	$110,000	$118,000	$120,000	$120,000
$250,000	$125,000	$137,500	$147,500	$150,000	$150,000
$300,000	$150,000	$165,000	$177,000	$180,000	$180,000
$350,000	$175,000	$192,500	$206,500	$210,000	$210,000
$400,000	$200,000	$220,000	$236,000	$240,000	$240,000
$450,000	$225,000	$247,500	$265,500	$270,000	$270,000
$500,000	$250,000	$275,000	$295,000	$300,000	$300,000
$550,000	$275,000	$302,500	$324,500	$330,000	$330,000
$600,000	$300,000	$330,000	$354,000	$360,000	$360,000
$650,000	$325,000	$357,500	$383,500	$390,000	$390,000
$700,000	$350,000	$385,000	$413,000	$420,000	$420,000
$750,000	$375,000	$412,500	$442,500	$450,000	$450,000

Nonqualified Deferred Compensation Plan

We have maintained a Nonqualified Deferred Compensation Plan (the “Prior Deferred Compensation Plan”) to provide select employees, as approved by the Board, with the option to defer portions of their compensation and provide nonqualified deferred compensation benefits which are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. Under the Prior Deferred Compensation Plan, participants have the option to defer a portion of their salary and/or bonus compensation to a short-term deferral account, which pays out a minimum of five years from commencement, or to a long-term deferral account, which pays out at retirement or termination of the participant’s employment. Participants are immediately 100 percent vested. Short-term deferral accounts are credited with a deemed investment return based on the five year treasury bond fund. Long-term deferral accounts are credited with a deemed investment return based on various investment options, which, beginning in May 2004, do not include an option to invest in our common stock. At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant’s accounts at that date.

In December 2004, our Board approved certain amendments to our Prior Deferred Compensation Plan, including amendments providing that the Prior Deferred Compensation Plan would terminate and be frozen,

effective December 31, 2004, and, as a result, no new participants will be eligible to participate in the plan and existing participants will no longer be able to defer any compensation under the plan after that date. Participants in the Prior Deferred Compensation Plan will be paid compensation they had deferred under the Prior Deferred Compensation Plan on or before December 31, 2004, in accordance with the terms of the Prior Deferred Compensation Plan.

At the same time, our Board adopted our 2005 Nonqualified Deferred Compensation Plan (the “2005 Deferred Compensation Plan”), which became effective January 1, 2005. The 2005 Deferred Compensation Plan provides for deferral of compensation and payment of benefits in substantially the same manner as provided under the Prior Deferred Compensation Plan. However, the 2005 Deferred Compensation Plan contains certain different provisions intended to comply with the requirements of Section 409A of the Internal Revenue Code. Those provisions relate to participant elections to defer compensation, the timing of payments and distributions under the 2005 Deferred Compensation Plan, prohibition of any foreign trust for the 2005 Deferred Compensation Plan, new defined terms, and certain other conforming provisions and features.

2006 REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company, the audits of the company’s financial statements and internal control over financial reporting, the qualifications of the public accounting firm engaged as the company’s independent auditor to prepare and issue audit reports on the financial statements of the company and the company’s internal control over financial reporting, and the performance of the company’s internal and independent auditors. The Committee’s function is more fully described in its charter, which the Board has adopted and is on and may be printed from the company’s website at www.oneok.com and is also available from the company’s corporate secretary upon request. The Committee reviews the charter on an annual basis. The Board annually reviews the definition of independence for audit committee members contained in the listing standards for the New York Stock Exchange and applicable rules of the Securities and Exchange Commission and has determined that each member of the Committee is independent under those standards.

Management is responsible for the preparation, presentation, and integrity of the company’s financial statements, accounting and financial reporting principles, internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The company’s independent auditor, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, and an independent audit of the company’s internal control over financial reporting and management’s assessment of the company’s internal control over financial reporting and expressing an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting.

In this context, the Committee has met and held discussions with management and the company’s independent auditor, KPMG LLP, regarding the fair and complete presentation of the company’s financial results and management’s report on its assessment of the company’s internal control over financial reporting. The Committee has discussed the significant accounting policies applied by the company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. In addition, management has informed the Committee that in February 2006, management identified a software system error impacting the company’s accounting for hedging instruments that led management to conclude that the following material weakness in our internal control over financial reporting existed as of December 31, 2005.

The company’s third party software system associated with accounting for derivative hedging instruments was inadequately designed to appropriately account for certain hedges of forecasted transactions and thus did not facilitate the recognition of hedging ineffectiveness in accordance with general accepted accounting principles. The software system incorrectly reversed previously recognized hedging ineffectiveness when additional derivative instruments (basis swaps) were incorporated into the company’s hedging strategy related to the forecasted transactions. As a result, misstatements were identified in the company’s cost of sales and fuel account and accumulated other comprehensive income (loss) and were corrected prior to the issuance of the company’s 2005 consolidated financial statements.

Management informed the Committee that management has determined that the aforementioned deficiency constitutes a material weakness in the company’s internal control over financial reporting as of December 31, 2005, based on the company’s evaluation under the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations for the Treadway Commission. Accordingly, management concluded that the company’s internal control over financial reporting was not effective as of December 31, 2005.

The Committee has reviewed and discussed management’s assessment with management and the independent auditor. In addition, the Committee has discussed the independent auditor’s report on the company’s internal control over financial reporting. The Committee has also discussed with the company’s independent auditor the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

In addition, the Committee has discussed with the independent auditor the auditor’s independence from the company and its management, including the matters in the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether the provision of non-audit services to the company by KPMG LLP is compatible with maintaining that firm’s independence. The Committee has concluded that the independent auditor is independent from the company and its management.

The Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the company’s internal control over financial reporting, and the overall quality of the company’s financial reporting.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the company as of and for the year ended December 31, 2005, in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of KPMG LLP as the company’s independent auditor for the year ended December 31, 2006.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Gary D. Parker, Chair

Eduardo A. Rodriguez, Vice Chair

William M. Bell

James C. Day

Douglas Ann Newsom

2006 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Committee’s Responsibilities

The Executive Compensation Committee of the Board of Directors has the responsibility for reviewing, and recommending to the full Board of Directors, the company’s executive compensation programs. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the New York Stock Exchange.

The purpose of this report is to summarize the philosophical principles, specific program objectives, and other factors considered by the Committee in reaching its recommendations regarding the compensation of the executive officers of the company, including executives named in the compensation disclosure included in the company’s annual proxy statement (the “named executive officers”).

Compensation Philosophy

The company’s compensation philosophy is to provide employees with a competitive overall compensation package and the opportunity for outstanding performers to earn highly competitive compensation over the long-term through a pay-for-performance approach. The company’s executive compensation program is based on the belief that the interests of management should be closely aligned with those of the company’s shareholders. The Committee’s principles for the executive compensation program are intended to:

•	attract, motivate and retain executives who drive the company’s success;

•	provide competitive compensation opportunities that reflect the 50th percentile (median) of compensation practices offered by energy services companies and other organizations with whom the company competes for management talent;

•	motivate individuals to perform at their highest levels in the achievement of the company’s business objectives;

•	align the interests of executive officers with the long-term interests of the company’s shareholders and encourage executives to manage from the perspective of owners with an equity stake in the company;

•	encourage strong financial and operational performance of the company and create shareholder value by maintaining at risk a portion of executives’ total compensation;

•	reward outstanding achievement; and

•	retain the leadership and skills necessary for building long-term shareholder value.

Compensation Methodology

The company strives to provide a comprehensive executive compensation program that is competitive, performance-based, maintains a balance between cash and stock compensation, and places a significant portion of total compensation at risk, tied both to annual and long-term performance of the company as well as to the creation of shareholder value. Annually, the Committee reviews market data at the 50th percentile for the two components of executive compensation: (1) annual cash compensation; and (2) long-term incentive compensation. To assist in benchmarking the competitiveness of its compensation programs, the company participates in and the Committee uses third party executive compensation surveys. In addition, the Committee has engaged the services of an executive compensation consultant associated with a prominent management consulting firm which specializes in the area of executive compensation. The consultant regularly attends the meetings of the Committee and advises the Committee on executive compensation issues, trends and regulatory developments.

Components of Compensation

Annual Cash Compensation.    As in prior years, 2005 annual cash compensation for the named executive officers, as well as the company’s other executive officers, consists of two components: base salary and a variable, at-risk cash incentive award which is earned based upon the company’s fiscal year performance.

Annual base salary is designed to compensate executives for their level of responsibility, experience, sustained individual performance, and contribution to the company. The Committee recommends to the full Board of Directors all salary increases for executive officers. The midpoint of each salary range is designed to approximate the 50th percentile of base salaries of 20 energy companies. The 20 energy companies make up a peer group of investor-owned utility organizations of comparable revenue, market capitalization, and asset size that the company regularly evaluates for purposes of performance benchmarking as well as competitive pay assessment.

Annual cash incentive awards are made under the company’s annual officer incentive plan. The purpose of the officer incentive plan is to provide certain officers of the company with a direct financial interest in the performance and profitability of the company and to reward performance. Under the plan, executive officers have the opportunity to earn an annual cash bonus based on incentive criteria established annually by the Committee. The officer incentive plan is administered by the Committee and the Committee recommends to the full Board all awards under the officer incentive plan.

Incentive criteria are established annually by the Committee and include achievement of certain corporate and business unit performance goals, as well as individual performance as criteria for incentive awards.

The corporate performance criteria approved by the Committee for 2005 provide that 50 percent of the performance measure is based on the company’s return on invested capital (ROIC). The company’s actual ROIC for 2005 was compared to threshold, target and maximum levels set by the Committee. No incentive amount is paid based on this performance measure if the company’s actual ROIC for 2005 is below the threshold level set by the Committee. The incentive payment based on ROIC cannot exceed 300 percent of the target level set by the Committee, weighted at 50 percent. The remaining 50 percent of the 2005 corporate performance measure is based on our earnings per share (EPS), exclusive of the cumulative effect of accounting changes. Our actual EPS for 2005 was compared to threshold, target and maximum levels set by the Committee. No incentive amount is paid based on this performance measure if the company’s actual EPS for 2005 is below the threshold level set by the Committee. The incentive payment based on EPS cannot exceed 100 percent of the targeted payment, weighted at 50 percent. If both the maximum ROIC and the target EPS are achieved or exceeded, then the portion of an officer’s total incentive award, based on the corporate performance criteria, would be 200 percent of the officer’s target award.

After taking into account the achievement based on annual corporate performance criteria, the Committee has the authority to adjust the amount of the award, based on business unit criteria and individual performance criteria. Individual performance criteria may include:

•	problem analysis;

•	directing;

•	utilization of human, capital, and material resources;

•	initiation of, and response to, change;

•	planning and organizational ability;

•	decision-making;

•	time management;

•	communication and team relations; and

•	personal actions.

The cash incentive awards earned by the company’s executives for 2005 were based on the Committee’s determination that the company’s 2005 financial results had exceeded the corporate and business unit criteria established by the Committee. A total of $10,245,000 was paid by the company as cash incentive awards to a total of 66 officers for 2005. The bonus column of the Summary Compensation Table on page 26 contains the incentive awards earned by each of the named executive officers for 2005.

Long-Term Incentive Compensation.    The company maintains an Equity Compensation Plan to provide incentives to enable the company to attract, retain, and reward certain employees and to give these employees an incentive to enhance long-term shareholder value. The Equity Compensation Plan was approved by the our Board of Directors and the company’s shareholders in 2005 to replace the company’s Long-Term Incentive Plan (the “LTI Plan”). The LTI Plan will continue with respect to long-term incentive awards outstanding under the LTI Plan. Participation in the Equity Compensation Plan is limited to certain of the company’s employees who are in a position to contribute significantly to the growth and profitability of the company, its divisions, and subsidiaries. The Equity Compensation Plan is administered by the Committee, and the Committee reviews and recommends to the full Board of Directors all long-term incentive awards. The Committee is authorized to make all decisions and interpretations required to administer the Equity Compensation Plan.

Grants under the LTI Plan.    The LTI Plan authorizes the Committee to grant stock incentives to eligible employees in a variety of forms, including incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, and performance unit awards.

The company has not granted new stock options to employees since 2003. At that time, the company’s long-term equity incentive strategy was changed to reflect award opportunities in the form of restricted stock units and performance stock units. However, the company still grants restorative options under the provisions of the LTI Plan in that employees who exercise options with the restorative feature under the LTI Plan receive a subsequent grant of stock options when they surrender shares to pay the exercise price of the initial options. All such restorative options are granted at 100 percent of the stock’s fair market value on the date of grant and are subject to new vesting requirements.

Restricted stock awards granted under the LTI Plan vest three years from the date of grant and accrue dividends which are also restricted until the vesting date. Restricted stock unit awards granted under the LTI Plan do not pay dividends and vest three years from the date of grant at which time the grantee is entitled to receive two-thirds of the grant in shares of company common stock and one-third of the grant in cash. If a participant retires or becomes deceased prior to vesting, the restricted stock, plus dividends accrued, and the restricted stock incentive units vest on a pro-rated basis based on the number of months from the date of grant until the participant’s retirement or death.

Performance share awards granted under the LTI Plan in 2003 vest three years from the date of grant, at which time grantees become entitled to receive a percentage of the performance shares, ranging from zero to 200 percent, based upon the company’s ranking for total shareholder return compared to a peer group of 20 energy companies. Performance share awards granted under the LTI Plan in 2004 and 2005 vest three years from the date of grant at which time the holder is entitled to receive a percentage of the performance shares, ranging from zero to 200 percent, based on the company’s ranking for total shareholder return compared to the total shareholder return of a specified peer group, payable two-thirds of the grant in shares of our common stock and one-third of the grant in cash. If a participant retires or becomes deceased prior to vesting, the performance shares granted under the LTI Plan vest on a pro-rated basis based on the number of months from the date of grant until the participant’s retirement or death.

In determining the amount of restricted stock incentive units and performance shares awarded to each executive officer in 2005, the Committee reviewed a survey detailing the 50th percentile of grant values of long-term incentives in the general industry, and it also considered the executive officer’s past performance. The value of the restricted stock incentive units granted to the named executive officers in 2005 is shown under the

Restricted Stock Awards columns of the Summary Compensation Table on page 26. The number of performance shares granted to each of the named executive officers in 2005 is shown under “Performance Share Grants” on page 31.

Grants under the Equity Compensation Plan.    Awards of long-term incentives under the Equity Compensation Plan can be in the form of stock bonus awards (which may include performance stock awards, performance unit awards, restricted stock awards, and restricted unit awards), stock options, and director stock awards. In January 2006, the Committee approved the grants to executive officers under the Equity Compensation Plan which consist of restricted units and performance units. To date, no stock options have been granted under the Equity Compensation Plan. Restricted units granted do not pay dividends and vest three years from the date of grant at which time the holder is entitled to one share of the company’s common stock for each restricted unit held. Performance units granted vest three years from the date of grant, at which time the holder becomes entitled to receive a percentage of the performance units in common stock of the company, ranging from zero to 200 percent, based on the company’s ranking for total shareholder return compared to a peer group of 20 energy companies. If a holder of restricted units or performance units retires or dies prior to vesting, the restricted units and performance units vest on a pro-rated basis based on the number of months from the date of grant until the holder’s retirement or death. The number of restricted units and performance units granted to the named executive officers in 2006 is shown in footnote 4 to the Summary Compensation Table on page 26.

Share Ownership Guidelines

The Board has adopted share ownership guidelines for the company’s Chief Executive Officer and all other officers of the company. The guidelines are mandatory and must be achieved by each officer over the course of five years. The Committee strongly advocates executive share ownership as a means to better align executive interests with those of all shareholders. The ownership guideline for the Chief Executive Officer is a share ownership position of six times base salary. The ownership guidelines for the other officers are share ownership positions ranging from one to five times base salary.

The Board of Directors has also established minimum share ownership guidelines for the company’s Directors which provide that, within five years after joining the Board of Directors, each non-management Director will own a minimum of 7,500 shares of the company’s common stock.

Chief Executive Officer Compensation

The Committee meets annually to review the Board’s evaluation of the performance of the Chief Executive Officer (“CEO”). The Committee uses this performance evaluation, the compensation surveys previously referenced, and third party surveys and reports on financial and stock performance of the peer group of companies referred to above in considering the CEO’s compensation. When reviewing the surveys and financial data, the Committee also considers the CEO’s service as Chairman of the Board. Categories in which performance is evaluated include: leadership; strategic planning; financial issues; management and operations; human resources; and communications.

Annual Cash Compensation.    The Committee recommended, and the Board approved, a base salary for 2006 for Mr. Kyle as CEO in the amount of $850,000.

Annual incentive compensation for Mr. Kyle for 2005 was based on the Committee’s determination that the company’s 2005 financial results had exceeded the 2005 annual performance targets of ROIC and EPS established for the company as set by the Committee, and on the Committee’s judgment regarding Mr. Kyle’s individual performance. Based on these criteria, Mr. Kyle was awarded a cash bonus of $1,674,000 representing 223 percent of his base compensation that is directly related to the company’s performance during the 2005 fiscal year.

Long-Term Incentive Compensation.    On January 19, 2006, Mr. Kyle was granted 25,000 restricted units under the Equity Compensation Plan that will vest in full on January 19, 2009, and 95,000 performance units under the Equity Compensation Plan that will vest on January 19, 2009. The primary basis for the Committee’s determination to grant these restricted units and performance units to Mr. Kyle was to provide a significant incentive for him to continue to enhance long-term shareholder value. Such grant represents the 50th percentile of competitive market practice as determined by competitive survey information provided by the Board’s executive compensation consultant.

Internal Revenue Service Limitations on Deductibility of Executive Compensation

In structuring the company’s compensation plans, the Committee takes into consideration Section 162(m) of the Internal Revenue Code (which disallows the deduction of compensation in excess of $1,000,000 except for certain payments based upon performance goals) and other factors the Committee deems appropriate. As a result, some of the compensation under the company’s compensation plans for certain named executive officers may not be deductible under Section 162(m).

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors:

Bert H. Mackie, Chair

James C. Day, Vice Chair

William L. Ford

Douglas Ann Newsom

STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of our common stock during the period beginning on January 1, 2000, and ending December 31, 2005, to the Standard & Poors 500 Index and the Standard & Poors Utilities Index. The graph assumes a $100 investment in our common stock and in each of the indexes at the beginning of the period and a reinvestment of dividends paid on such investments throughout the period.

Value of $100 Investment

Assuming Reinvestment of Dividends

At January 1, 2000, and at the End of Every Year

Through December 31, 2005

	Cumulative Total Return
	December 2000	December 2001	December 2002	December 2003	December 2004	December 2005
ONEOK, Inc.	100.00	76.48	85.09	101.33	135.52	131.74
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
S & P Utilities (1)	100.00	69.56	48.70	61.49	76.41	89.28

(1)	The S&P Utilities Index is comprised of the following: AES Corp.; Allegheny Energy; Ameren Corporation; American Electric Power; CenterPoint Energy; CINergy Corp.; CMS Energy; Consolidated Edison; Constellation Energy Group; Dominion Resources; DTE Energy Co.; Duke Energy; Dynegy Inc. (New) Class A; Edison Int’l; Entergy Corp.; Exelon Corp.; FirstEnergy Corp.; FPL Group; KeySpan Energy; NICOR Inc.; NiSource Inc.; Peoples Energy; PG&E Corp.; Pinnacle West Capital; PPL Corp.; Progress Energy, Inc.; Public Serv. Enterprise Inc.; Sempra Energy; Southern Co.; TECO Energy; TXU Corp.; and Xcel Energy Inc.

SHAREHOLDER PROPOSALS

The rules of the Securities and Exchange Commission provide when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under these rules, proposals that shareholders would like to submit for inclusion in our proxy statement for our 2007 annual meeting of shareholders should be received by our corporate secretary no later than December 1, 2006. Only those shareholder proposals eligible for inclusion under the rules of the Securities and Exchange Commission will be included in our proxy statement.

If a shareholder desires to present a proposal other than the nomination of directors at our 2007 annual meeting outside the process provided by the rules of the Securities and Exchange Commission, the shareholder must follow the procedures set forth in our by-laws. Our by-laws generally provide that a shareholder may present a proposal at an annual meeting if (1) the shareholder is a shareholder of record and is entitled to vote at the meeting, and (2) the shareholder gives timely written notice of the proposal, including any information regarding the proposal required under our by-laws, to our corporate secretary. To be timely for our 2007 annual meeting, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than December 1, 2006.

HOUSEHOLDING

Shareholders with multiple accounts that share the same last name and household mailing address will receive a single copy of shareholder documents (annual report, proxy statement, or other informational statement) unless we are instructed otherwise. Each shareholder, however, will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive separate copies of our Annual Report to Shareholders and Proxy Statement now or in the future, or to discontinue householding entirely, you may call our transfer agent, UMB Bank, N.A. at 1-866-235-0232, or provide written instructions to UMB Bank, P.O. Box 410064, Kansas City, MO 64141-0064.

If you receive multiple copies of our Annual Report to Shareholders and Proxy Statement, you may call or write our transfer agent, UMB Bank, to request householding. If your shares are held through a bank, broker, or other holder of record, you may request householding by contacting the holder of record.

ANNUAL REPORT ON FORM 10-K

Our 2005 Annual Report to Shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2005) is available on our corporate website at www.oneok.com. We will provide, without charge, on the written request of any person solicited hereby, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2005. Written requests should be mailed to Eric Grimshaw, Corporate Secretary, ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103.

OTHER MATTERS

So far as is now known to us, there is no business other than that described above to be presented to the shareholders for action at the annual meeting. Should other business come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please authorize a proxy electronically via the Internet, by telephone, or by mail. Please act promptly to ensure that you will be represented at this important meeting.

By order of the Board of Directors.

Eric Grimshaw Corporate Secretary and Associate General Counsel

Tulsa, Oklahoma

April 6, 2006

APPENDIX A

ONEOK, Inc.

DIRECTOR INDEPENDENCE GUIDELINES

The following Director Independence Guidelines have been adopted by the Board of Directors of ONEOK, Inc. (sometimes referred to in these Guidelines together with its subsidiaries and affiliates as the “Company”) to assist the Board in the exercise of its responsibilities to ONEOK and its shareholders. The Guidelines should be interpreted in the context of all applicable laws and ONEOK’s other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business. The Guidelines are subject to modification from time to time, and the Board shall be able, in the exercise of its discretion, to deviate from the Guidelines from time to time, as the Board may deem appropriate and as required or permitted by applicable laws and regulations.

1.	Effectiveness. The Guidelines, as amended and restated, will become effective on December 15, 2005.

2.	Implementation. The Board will annually review the independence of all directors, affirmatively make a determination as to the independence of each director and disclose those determinations, in each case, consistent with the requirements of the New York Stock Exchange and the Securities and Exchange Commission, as applicable.

3.	Independence of at Least a Majority of the Board. The Board will at all times have at least a majority of directors who meet the criteria for independence required by the NYSE and the SEC.

4.	Absence of a Material Relationship. In order for a director to be considered “independent,” the Board must affirmatively determine, after consideration of all relevant facts and circumstances, that the director has no direct or indirect material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. When assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation.

5.	Cooling-Off Period. A director will not be considered independent if

(i)	the director is, or has been within the last three years, an employee of the Company; or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

(ii)	the director has received, or the director has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than:

(a)	director and committee fees and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service),

(b)	compensation received by a director for former service as an interim Chairman, CEO or other executive officer, and

(c)	compensation received by an immediate family member for service as an employee of the Company (other than an executive officer of the Company);

(iii)

the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member of the director has, within the last three year (but is no longer), been a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(iv)	the director or an immediate family member of the director is, or has been during the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)	the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of (a) $1 million or (b) two percent of the other company’s consolidated gross revenues.

6.	Audit Committee Independence. In addition to Paragraph 5 above, a director will not be considered independent for purposes of serving on the Company’s audit committee if the director:

(i)	has accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than in the director’s capacity as a director or committee member or any pension or other deferred compensation for prior service that is not contingent in any way on continued service; or

(ii)	is an “affiliated person” of the Company as such term is defined by the Securities Exchange Commission.

7.	Categorical Standards. Provided that the independence criteria set forth in Paragraph 5 above (and solely with respect to directors serving on the Company’s audit committee, Paragraph 6 above) are met, the Board has determined that the following commercial or charitable relationships will not be considered material relationships for purposes of determining whether a director is independent:

(i)	the director or any of his or her immediate family members is a member, director, partner or executive officer of, or of counsel to, an entity (excluding any charitable organization) that made or received, during the last completed fiscal year, or expects to make or receive in the current fiscal year, annual payments to or from the Company for property or services in an amount less than 2% of the other entity’s consolidated gross revenues reported for its last completed fiscal year;

(ii)	the director or any of his or her immediate family members receives natural gas service from the Company at regulated rates available on terms generally available to customers of the Company, or an entity (excluding any charitable organization) of or to which the director or any of his or her immediate family members is a member, director, partner or executive officer, or of counsel to, receives natural gas service from the Company at regulated rates available on terms generally available to customers of the Company, in an amount which, in any single year, is less than the greater of (a) $1 million or (b) 2% of the other entity’s consolidated gross revenues reported for its last completed fiscal year;

(iii)	the director is an employee, officer, trustee or director of a charitable organization to which the Company or the Company’s related charitable foundation gave during the last completed fiscal year, or expects to give during the current fiscal year, either directly, or indirectly through the provision of services, charitable contributions in an amount less than 2% of that charitable organization’s total annual charitable receipts for its last completed fiscal year;

(iv)	the director or any of his or her immediate family members is a member, director, partner, or executive officer of, or of counsel to, an entity which is indebted to the Company, or to which the

Company is indebted, and the total amount of either’s indebtedness to the other is less than 2% of its own total consolidated assets, measured as of the last fiscal year-end; and

(v)	the director, or his or her immediate family member, is an executive officer or general partner of an entity that has received an investment from the Company that is less than 2% of such entity’s total invested capital.

For purposes of these Guidelines, “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

8.	Relationships and Transactions Not Covered by the Categorical Standards. Any determination by the Board that a director who has a business or other relationship with the Company that is not covered by the Categorical Standards set forth in Paragraph 7 above is independent will be disclosed by ONEOK in its annual proxy statement, together with the basis for such determination.

9.	Affirmative Obligation of Directors. Each director has an affirmative obligation to inform the Board of any change in his or her business or other relationships that may impact the Board’s determination with regard to his or her independence.

10.	Disclosure by the Company. The Board will cause ONEOK to disclose the following in its annual proxy statement:

(i)	the Guidelines, including the categorical standards adopted by the Board to assist it in making determinations regarding the independence of a director;

(ii)	a specific explanation and the basis of any determination by the Board that a director’s relationship with the Company is not material, notwithstanding that the relationship does not meet the categorical standards set forth in the Guidelines; and

(iii)	charitable contributions by the Company to an entity that employs a director of the Company as an executive officer if, within the preceding three years, contributions by the Company in any fiscal year exceeded the greater of (a) $1 million, or (b) 2% of the other entity’s consolidated gross revenues.

Adopted February 19, 2004

Amended and Restated December 15, 2005

APPENDIX B

ONEOK, Inc.

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of ONEOK, Inc. (the “Company”) is to provide advice and counsel to management regarding, and assist the Board in the oversight of (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the independence and qualifications of the Company’s external auditors, and (d) the performance of the Company’s internal audit function and external auditors.

While the Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is also the responsibility of management to assure compliance with laws and regulations and the Company’s corporate policies, with oversight by the Committee in the areas covered by this Charter.

Membership

The Committee shall be comprised of three or more directors each of whom must qualify as independent (“Independent Directors”) and meet the experience requirements under the listing standards of the New York Stock Exchange, the applicable rules and regulations of the Securities and Exchange Commission, and applicable federal and state statutory provisions in effect from time to time.

All members of the Committee shall have, at the time of their appointment to the Committee, a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the Securities and Exchange Commission and the New York Stock Exchange in effect from time to time.

The members of the Committee shall be nominated by the Nominating and Governance Committee of the Board and appointed annually to two-year terms by the Board. The Company’s Nominating and Governance Committee shall recommend, and the Board shall designate, one member of the Committee as Chair and one member of the Committee as Vice Chair. Committee members shall serve until their resignation, retirement, removal by the Board or until their successors shall be qualified and appointed. No member of the Committee shall be removed except by majority vote of the Independent Directors.

Meetings and Procedures

•	The Committee shall fix its own rules and procedures, consistent with the Bylaws of the Company and this Charter.

•	The Committee shall meet a minimum of four times annually and more frequently as circumstances require.

•	The Chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

•	A majority of the members of the Committee shall constitute a quorum.

•	The action of a majority of the members of the Committee at a meeting at which a quorum is present shall be the action of the Committee.

•	The Committee shall have the authority to delegate duties to such standing committees of the Board, as it deems necessary or appropriate. The Committee may form subcommittees for any purpose the Committee deems appropriate and may delegate to such subcommittees such duties, power and authority as the Committee deems necessary or appropriate. No subcommittee shall consist of fewer than two members, and the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

•	The Committee may request that any director, officer, employee or advisor of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such assistance and information as the Committee requests.

•	The Committee shall have the authority to retain and terminate, and approve the fees and other retention terms of accounting, legal, financial and other advisors and experts as it deems necessary or appropriate to carry out its duties and responsibilities.

•	The Company shall provide sufficient funds, as determined by the Committee, in its capacity as a committee of the Board, for payment of:

(i)	compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(ii)	compensation to any advisers employed by the Committee; and

(iii)	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	The Committee shall meet privately in executive session at each regular meeting (excluding telephonic meetings) with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

•	Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken and recommendations made by the Committee at the meeting, for review and consideration by the Board and subject to such further action by the Board as the Board deems necessary or appropriate.

•	The Chairman shall regularly report to the Board the Committee’s activities, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function.

•	There shall be free and confidential access at any time to the Committee by the independent auditors, the Controller, the manager of internal auditing, the General Counsel and the management of the Company, and by the Committee to those individuals.

•	The Committee shall keep written minutes of its meetings. Minutes shall be maintained with the books and records of the Company.

Responsibilities and Duties

The primary responsibilities of the Committee include, but are not limited to, the following:

Independent Audit

•

Appointment, compensation, retention and oversight of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of auditing the books, records and accounts of the Company and issuing an audit report or related work or performing other audit, review or attestation services for the Company. The independent auditor shall report directly to the Committee.

•	Approve all audit engagement fees and terms for the independent auditor.

•	Pre-approve all non-audit engagements or services, including consulting services, with or by the independent auditor. The Committee may delegate to one or more Committee members the authority to pre-approve such non-audit services between regularly scheduled meetings, provided that such approvals are reported to the full Committee at the next Committee meeting.

•	Review and evaluate the performance of the independent auditor and, if necessary, replace the independent auditor. Obtain and review written periodic reports at least annually from the independent auditor describing (a) the auditing firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with such issues.

•	Review and evaluate the independence of the independent auditor. Obtain and review written periodic reports at least annually from the independent auditor delineating all relationships between the independent auditor and the Company. These reports shall be consistent with the requirements of the Independence Standards Board regarding the auditor’s independence. Evaluations should include the review and evaluation of the lead partner of the independent auditor and should take into account the opinions of management and the Company’s internal auditors. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee should consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Committee shall present its conclusions with respect to the independent auditor to the Board. The Committee shall actively engage in dialogue with the independent auditor with respect to any known relationships or services that may impact the objectivity and independence of the auditor, and if necessary, take appropriate action to insure that the Company has an auditor that is independent in fact.

•	Meet with the independent auditor to review the planning of the annual audit including scope, staffing, locations, reliance on management and participation, internal audit services and general audit approach.

•	Review with the independent auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor and the Company’s response to that letter, and resolve any disputes between management and the independent auditor. Among items the audit committee should review with the auditor are: any restrictions on the scope of the independent auditor’s activities or on access to requested information; any significant disagreements with management; any accounting adjustments that were noted or proposed by the auditor but were not acted on by management (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

•	Discuss with the independent auditor the required communications with the Committee as prescribed by the Auditing Standards Board.

•	Discuss with the independent auditor whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

•	Establish clear policies for the Company regarding the hiring of employees or former employees of the independent auditor.

Financial Reporting

•	Review the Company’s annual audited financial statements and related reports with the independent auditor and management (including, without limitation, footnotes and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in any report or other filing by the Company with the Securities and Exchange Commission) and significant findings based on the independent auditor’s audit procedures. This review shall take place prior to publication of the annual audited financial statements. The Committee shall recommend to the Board the inclusion of the annual audited financial statements in the Company’s Annual Report to Shareholders and its Annual Report on Form 10-K.

•	Review the Company’s quarterly unaudited financial statements with the independent auditor and management (including, without limitation, footnotes and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in any report or other filing by the Company with the Securities and Exchange Commission) and significant findings based upon the independent auditor’s review procedures. This review shall take place prior to the publication of the quarterly unaudited financial statements. The Chair and Vice Chair of the Committee, or either of them, may represent the entire Committee for purposes of this review.

•	To the extent possible under applicable filing deadlines, review with management and, where necessary, the Company’s independent auditors, Current Reports on Form 8-K prior to filing with the Securities and Exchange Commission. The Chair and Vice Chair of the Committee, or either of them, may represent the entire Committee for purposes of this review.

•	Review with management and the independent auditor the Company’s annual and quarterly earnings news releases prior to their release to the public. The Chair of the Committee may represent the entire Committee for purposes of this review.

•	Periodically review and discuss financial information and earnings guidance provided to analysts and rating agencies. The foregoing shall supplement (a) the full Board’s periodic review of investor relations activities, (b) credit rating results and (c) oversight of the Company’s dealings with credit rating agencies.

•	Discuss with management and the independent auditors any significant issues regarding accounting principles, practices and judgments made in connection with the preparation of the Company’s financial statements. Obtain and review a report from the independent accountants regarding all critical accounting policies to be used in the Company’s financial statements and any major changes to these policies, including: (a) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; (b) the ramifications of the use of such alternative disclosures and treatments; and (c) the treatment preferred by the independent auditor.

Internal Corporate Audit

•	Review the corporate audit services function, its performance, the adequacy of its resources and the competence of its staff, audit risk considerations and areas of audit emphasis. Review the cooperation provided by management, including any limitations or pressures imposed by management. Review and ratify the appointment of the Manager, Audit Services.

•	Obtain and review periodic summary reports on the internal audit services department’s significant recommendations to management and, where necessary, management’s responses, particularly with respect to identified audit risk considerations.

•

Obtain and review periodic reports at least annually from management and the independent auditors assessing the effectiveness of the Company’s internal control structure and procedures for financial reporting and including: (a) all significant deficiencies or material weaknesses in the design or operation of internal controls, (b) any fraud, whether or not material, that involves management or other employees having a significant role in the internal controls, and (c) all significant changes to internal controls, including corrective actions, since the last report to the Committee.

Disclosure Controls and Procedures

•	Review the corporate disclosure controls and procedures function, its performance, the adequacy of its resources and the competence of its staff, disclosure risk considerations and areas of disclosure emphasis. Review the cooperation afforded and any limitations or pressures imposed by management.

•	Obtain and review periodic reports at least annually from management and the independent auditors assessing the effectiveness of the Company’s disclosure controls and procedures including: (a) all significant deficiencies or material weaknesses in the design or operation of disclosure controls and procedures, (b) any fraud, whether or not material, that involves management or other employees having a significant role in the disclosure controls and procedures, (c) all significant changes to disclosure control and procedures including corrective actions, since the last report to the Committee and, (d) any financial conflicts of interest involving the principal executive officer or any senior officer.

Other Control Issues

•	Discuss with the head of the Company’s audit services (internal audit) department the annual review of the executive officers’ and directors’ expense accounts and perquisites.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s compliance with its code of business conduct and conflict of interest policy, and any material reports or inquiries received from regulators or governmental agencies.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters.

•	Establish procedures for the confidential, anonymous submission to the Committee by the Company’s employees of concerns regarding questionable accounting or auditing matters.

•	Review and discuss guidelines and policies by which the Company undertakes risk assessment and risk management.

•	Review the Company’s computerized information systems, applications and related controls, including security and contingency plans.

•	Review the Company’s tax planning efforts, taxing authority developments, pending audits, and the adequacy of tax reserves.

•	Review periodically the limits of authority of the executive officers of the Company and, in consultation with other relevant Committees, recommend to the Board appropriate changes.

Committee Reports and Assessments

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Prepare the required written confirmation to the New York Stock Exchange at least once a year or upon any changes to the composition of the Committee.

•	Set annual goals and objectives of the Committee.

•	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

•	Review and reassess the adequacy of this Charter annually and submit any changes to the Board for approval.

•	Conduct an evaluation of the Committee’s performance at least annually.

Adopted: April 15, 1999

Amended: February 17, 2000

Amended and restated February 20, 2003

Amended November 20, 2003

100 West Fifth Street

Post Office Box 871

Tulsa, Oklahoma 74102-0871

www.oneok.com

ONEOK, INC.

ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2006

THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Confidential Voting Instructions to Bank of Oklahoma, N.A., as Trustee of the

Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries.

I hereby direct that the voting rights pertaining to shares of ONEOK, Inc. held by Bank of Oklahoma, N.A., as Trustee and attributa- ble to my account in the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries shall be exercised at the ONEOK, Inc.

annual meeting of shareholders on May 18, 2006, or at any adjournment of such meeting, in accordance with the instructions on the reverse side, to vote upon Proposals 1, 2 and 3 and on any other business that may properly come before the meeting.

Shares will be voted as instructed. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE

VOTED TO ELECT THE DIRECTORS AS PROPOSED, FOR PROPOSAL 2, AND AGAINST PROPOSAL 3 OF THIS PROXY.

IF YOU DO NOT RETURN YOUR VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED IN THE SAME PROPORTION

AS THE TRUSTEE VOTES SHARES IN OTHER THRIFT PLAN ACCOUNTS FOR WHICH THE TRUSTEE DOES NOT

RECEIVE VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AS PROPOSED, FOR ITEM

2, AND AGAINST ITEM 3.

NOTE: Please sign this instruction exactly as your name appears hereon.

PLEASE NOTE ADDRESS CHANGE HERE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH CARD

DETACH CARD

YOUR VOTE IS IMPORTANT!

If you vote by the Internet or telephone, DO NOT return your proxy card.

VOTE BY

INTERNET***TELEPHONE***MAIL

24 hours a day—7 days a week

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to

http://www.cesvote.com

OR

Vote-by-Telephone

Call toll-free 1-888-693-8683

You should have your proxy card in hand when voting, either by Internet or by telephone.

Vote-by-Mail

Mark, sign and date the proxy card on the reverse side.

Detach the proxy card and return it in the postage-paid envelope or return it to:

Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253.

Please mark

votes as in

this example.

ONEOK, Inc.

OKE4K

The Board of Directors recommends a vote FOR each of Proposals 1 and 2.

1. Election of four directors in Class C.

Class C Nominees:

(1)	William L. Ford
(2)	Douglas Ann Newsom, Ph.D.
(3)	Gary D. Parker
(4)	Edwardo A. Rodriguez

FOR

ALL

NOMINEES

WITHHELD

FROM ALL

NOMINEES

RECORD DATE SHARES:

For all nominees except as noted above

2. Ratification of the selection of KPMG LLP as

independent auditor of the Corporation for the

2006 fiscal year.

FOR AGAINST ABSTAIN

The Board of Directors recommends a vote AGAINST Proposal 3.

FOR AGAINST ABSTAIN

3. A shareholder proposal relating to the separation

of the positions of Chairman of the Board and

Chief Executive Officer.

NOTE: Please sign this instruction exactly as your name appears.

Please be sure to sign and date this Instruction.

Date

Shareholder signature

DETACH CARD

DETACH CARD

ONEOK, Inc.

Dear Thrift Plan Participant:

Enclosed you will find information concerning the annual shareholders meeting of ONEOK, Inc. to be held May

18, 2006. You have the right to instruct Bank of Oklahoma, N.A., as trustee of the Thrift Plan for Employees of

ONEOK, Inc. and Subsidiaries, how to vote the shares of ONEOK, Inc. common stock allocated to your Thrift Plan account.

Your instruction is important and must be received by the vote tabulator, by 5 p.m. Central Standard Time, May 11,

2006, to be effective. If the vote tabulator does not receive your instruction, Bank of Oklahoma, N.A., will vote the shares allocated to your Thrift Plan account in the same proportion as Bank of Oklahoma, N.A., votes shares in other Thrift Plan accounts for which Bank of Oklahoma, N.A., does receive voting instructions.

Your instruction to Bank of Oklahoma, N.A., is completely confidential. ONEOK, Inc., will not have access to any information concerning any participant’s voting instruction.

ONEOK, INC.

ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David L. Kyle and John R. Barker, or either of them, with the power of substitution in each, proxies to vote all stock of the undersigned in ONEOK, Inc. at the Annual Meeting of Shareholders to be held May 18, 2006, and at any and all adjournments thereof, upon the matter of the election of directors, the proposals referred to in Items 2 and 3 of this Proxy, and any other business that may properly come before the meeting.

Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED TO ELECT THE DIRECTORS AS PROPOSED, FOR PROPOSAL 2, AND AGAINST PROPOSAL 3 OF THIS PROXY.

The proxies or substitutes may vote in their discretion upon any other business that may properly come before this Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AS PROPOSED, FOR ITEM

2, AND AGAINST ITEM 3.

NOTE: Please sign this proxy exactly as your name appears, including the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.

PLEASE NOTE ADDRESS CHANGES HERE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH CARD DETACH CARD

YOUR VOTE IS IMPORTANT!

If you vote by the Internet or telephone, DO NOT return your proxy card.

VOTE BY

INTERNET***TELEPHONE***MAIL

24 hours a day—7 days a week

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.cesvote.com

OR

Vote-by-Telephone

Call toll-free 1-888-693-8683

You should have your proxy card in hand when voting either by Internet or by telephone.

Vote-by-Mail

Mark, sign and date the proxy card on the reverse side.

Detach the proxy card and return it in the postage-paid envelope or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253.

Please mark votes as in this example.

OKECM

ONEOK, Inc.

The Board of Directors recommends a vote FOR each of Proposals 1 and 2.

1. Election of four directors in Class C.

Class C Nominees:

(1)	William L. Ford
(2)	Douglas Ann Newsom, Ph.D. (3) Gary D. Parker (4) Eduardo A. Rodriguez

FOR ALL

NOMINEES

WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

FOR AGAINST ABSTAIN

2. Ratification of the selection of KPMG LLP as independent auditor of the Corporation for the 2006 fiscal year.

The Board of Directors recommends a vote AGAINST Proposal 3.

FOR AGAINST ABSTAIN

3. A shareholder proposal relating to the separation of the positions of Chairman of the Board and Chief Executive Officer.

NOTE: Please sign this proxy exactly as your name appears including the title “Executor,” “Trustee,” etc. If the name indicated is a joint account, each joint owner should sign. If the stock is held by a corporation, this proxy should be executed by a proper officer thereof.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.

Date

Shareholder signature

Co-owner signature

DETACH CARD

DETACH CARD